                                                                   Exhibit 10.14


                                                                  Execution Copy

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                              TRANSMONTAIGNE INC.

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                           DATED AS OF JUNE 29, 1999

                            BANKBOSTON, N.A., AGENT

                      BANCBOSTON ROBERTSON STEPHENS INC.
                        LEAD ARRANGER AND BOOK MANAGER

                               NATIONSBANK, N.A.
                              DOCUMENTATION AGENT

                           FIRST UNION NATIONAL BANK
                               SYNDICATION AGENT

                        CERTAIN FINANCIAL INSTITUTIONS
                                    LENDERS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                 $400,000,000
                           REVOLVING CREDIT FACILITY

                                 $200,000,000
                                   TERM LOAN

                                 JUNE 30, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

1.   Definitions; Certain Rules of Construction..............................................    1

2.   The Credits.............................................................................   24
     2.1.   Revolving Credit.................................................................   24
            2.1.1.  Revolving Loan...........................................................   24
            2.1.2.  Maximum Amount of Revolving Credit.......................................   24
            2.1.3.  Borrowing Requests.......................................................   24
            2.1.4.  Revolving Loan Account; Revolving Notes..................................   24
     2.2.   Swingline Credit.................................................................   25
            2.2.1.  Swingline Loan...........................................................   25
            2.2.2.  Borrowing Requests.......................................................   25
            2.2.3.  Swingline Loan Account; Swingline Notes..................................   25
            2.2.4.  Conversion of Swingline Loan into Revolving Loan.........................   26
     2.3.   Term Credit......................................................................   26
            2.3.1.  Term Loan................................................................   26
            2.3.2.  Term Loan Account; Term Notes............................................   27
     2.4.   Letters of Credit................................................................   27
            2.4.1.  Issuance of Letters of Credit............................................   27
            2.4.2.  Requests for Letters of Credit...........................................   27
            2.4.3.  Form and Expiration of Letters of Credit.................................   28
            2.4.4.  Lenders' Participation in Letters of Credit..............................   28
            2.4.5.  Presentation.............................................................   28
            2.4.6.  Payment of Drafts........................................................   29
            2.4.7.  Uniform Customs and Practice.............................................   29
            2.4.8.  Subrogation..............................................................   30
            2.4.9.  Modification, Consent, etc...............................................   30
     2.5.   Application of Proceeds..........................................................   31
            2.5.1.  Revolving Loan...........................................................   31
            2.5.2.  Swingline Loan...........................................................   31
            2.5.3.  Term Loan................................................................   31
            2.5.4.  [Intentionally Omitted]..................................................   31
            2.5.5.  Letters of Credit........................................................   31
            2.5.6.  Specifically Prohibited Applications.....................................   31
     2.6.   Nature of Obligations of Lenders to Make Extensions of Credit....................   31

3.   Interest; Eurodollar Pricing Options; Fees..............................................   32
     3.1.   Interest.........................................................................   32
     3.2.   Eurodollar Pricing Options.......................................................   32
            3.2.1.  Election of Eurodollar Pricing Options...................................   32
            3.2.2.  Notice to Lenders and Company............................................   33

            3.2.3.  Selection of Eurodollar Interest Periods................   33
            3.2.4.  Additional Interest.....................................   34
            3.2.5.  Violation of Legal Requirements.........................   34
            3.2.6.  Funding Procedure.......................................   35
      3.3.  Facility Fees...................................................   35
      3.4.  Letter of Credit Fees...........................................   35
      3.5.  Reserve Requirements, etc.......................................   36
      3.6.  Taxes...........................................................   36
      3.7.  Capital Adequacy................................................   37
      3.8.  Regulatory Changes..............................................   37
      3.9.  Computations of Interest and Fees...............................   38

4.    Payment...............................................................   38
      4.1.  Payment at Maturity.............................................   38
      4.2.  Contingent Required Prepayments.................................   38
            4.2.1.  Excess Credit Exposure..................................   38
            4.2.2.  Letter of Credit Exposure...............................   38
      4.3.  Scheduled Required Prepayments..................................   38
      4.4.  [Intentionally Omitted].........................................   39
      4.5.  Voluntary Prepayments...........................................   39
      4.6.  Letters of Credit...............................................   39
      4.7.  Reborrowing; Application of Payments, etc.......................   40
            4.7.1.  Reborrowing.............................................   40
            4.7.2.  Order of Application....................................   40
            4.7.3.  Payment with Accrued Interest, etc......................   40
            4.7.4.  Payments for Lenders....................................   40

5.    Conditions to Extending Credit........................................   40
      5.1.  Conditions on Restatement Date..................................   40
            5.1.1.  Notes...................................................   40
            5.1.2.  Perfection of Security..................................   41
            5.1.3.  Payment of Fees.........................................   41
            5.1.4.  Legal Opinions..........................................   41
            5.1.5.  [Intentionally omitted.]................................   41
            5.1.6.  Prudential Consent......................................   41
            5.1.7.  No Material Adverse Change..............................   41
            5.1.8.  No Order, Injunction or Litigation......................   41
            5.1.9.  Adverse Market Change...................................   42
            5.1.10. Acquisition.............................................   42
            5.1.11. Year 2000 Plan..........................................   42
            5.1.12. Pro forma Compliance....................................   43
            5.1.13. Subordinated Debentures.................................   43
      5.2.  Conditions to Each Extension of Credit..........................   43
            5.2.1.  Officer's Certificate...................................   43

            5.2.2.  Proper Proceedings......................................   44
            5.2.3.  Legality, etc...........................................   44
            5.2.4.  General.................................................   44

 6.   General Covenants.....................................................   44
      6.1.  Taxes and Other Charges; Accounts Payable.......................   44
            6.1.1.  Taxes and Other Charges.................................   44
            6.1.2.  Accounts Payable........................................   45
      6.2.  Conduct of Business, etc........................................   45
            6.2.1.  Types of Business.......................................   45
            6.2.2.  Maintenance of Properties...............................   45
            6.2.3.  Statutory Compliance....................................   45
            6.2.4.  Compliance with Material Agreements.....................   46
            6.2.5.  Trading Policy..........................................   46
            6.2.6.  Subordinated Debentures.................................   46
            6.2.7.  Inventory Accounting....................................   46
            6.2.8.  Inactive Subsidiaries...................................   46
      6.3.  Insurance.......................................................   46
            6.3.1.  Property Insurance......................................   46
            6.3.2.  Liability Insurance.....................................   47
      6.4.  Financial Statements and Reports................................   47
            6.4.1.  Annual Reports..........................................   47
            6.4.2.  Quarterly Reports.......................................   48
            6.4.3.  Year 2000 Compliant.....................................   49
            6.4.4.  Other Reports...........................................   49
            6.4.5.  Notice of Litigation....................................   50
            6.4.6.  Notice of Defaults......................................   50
            6.4.7.  ERISA Reports...........................................   50
            6.4.8.  Notice of Year 2000 Problem.............................   50
            6.4.9.  Other Information; Audit................................   51
      6.5.  Certain Financial Tests.........................................   51
            6.5.1.  Interest Coverage.......................................   51
            6.5.2.  Leverage................................................   52
            6.5.3.  Fixed Asset Reliance....................................   52
            6.5.4.  Cash Flow Leverage Ratio................................   52
            6.5.5.  Consolidated Tangible Net Worth.........................   52
      6.6.  Indebtedness....................................................   52
      6.7.  Guarantees; Letters of Credit...................................   55
      6.8.  Liens...........................................................   55
      6.9.  Investments and Acquisitions....................................   57
      6.10. Distributions...................................................   58
      6.11. Merger, Consolidation and Dispositions of Assets................   58
      6.12. Lease Obligations...............................................   59
      6.13. Issuance of Stock by Subsidiaries; Subsidiary Distributions.....   59

            6.13.1.  Issuance of Stock by Subsidiaries...............................       59
            6.13.2.  No Restrictions on Subsidiary Distributions.....................       59
     6.14.  Interest Rate Protection.................................................       60
     6.15.  Derivative Contracts.....................................................       60
     6.16.  Negative Pledge Clauses..................................................       60
     6.17.  ERISA, etc...............................................................       60
     6.18.  Transactions with Affiliates.............................................       60
     6.19.  Open Positions...........................................................       61
     6.20.  Environmental Laws.......................................................       61
            6.20.1.  Compliance with Law and Permits.................................       61
            6.20.2.  Notice of Claims, etc...........................................       61

7.   Representations and Warranties..................................................       61
     7.1.   Organization and Business................................................       61
            7.1.1.   The Company.....................................................       61
            7.1.2.   Subsidiaries....................................................       62
            7.1.3.   Qualification...................................................       62
            7.1.4.   Capitalization..................................................       62
     7.2
     7.3.   Financial Statements and Other Information; Material Agreements..........       63
            7.3.1.   Financial Statements and Other Information......................       63
            7.3.2.   Material Agreements.............................................       64
     7.4.   Agreements Relating to Financing Debt, Investments, etc..................       64
     7.5.   Changes in Condition.....................................................       64
     7.6.   Title to Assets..........................................................       64
     7.7.   Operations in Conformity with Law, etc...................................       64
     7.8.   Litigation...............................................................       65
     7.9.   Authorization and Enforceability.........................................       65
     7.10.  No Legal Obstacle to Agreements..........................................       65
     7.11.  Defaults.................................................................       66
     7.12.  Licenses, etc............................................................       66
     7.13.  Tax Returns..............................................................       66
     7.14.  Certain Business Representations.........................................       67
            7.14.1.  Labor Relations.................................................       67
            7.14.2.  Antitrust.......................................................       67
            7.14.3.  Consumer Protection.............................................       67
            7.14.4.  Burdensome Obligations..........................................       67
            7.14.5.  Future Expenditures.............................................       67
     7.15.  Environmental Regulations................................................       67
            7.15.1.  Environmental Compliance........................................       67
            7.15.2.  Environmental Litigation........................................       68
            7.15.3.  Hazardous Material..............................................       68
            7.15.4.  Environmental Condition of Properties...........................       69
     7.16.  Pension Plans............................................................       69

     7.17.  [Intentionally Omitted].......................................................       69
     7.18.  Foreign Trade Regulations; Government Regulation; Margin Stock................       69
            7.18.1.  Foreign Trade Regulations............................................       69
            7.18.2.  Government Regulation................................................       69
            7.18.3.  Margin Stock.........................................................       69
     7.19.  Disclosure....................................................................       70
     7.20.  Year 2000 Compliance..........................................................       70

8.   Defaults.............................................................................       70
     8.1.   Events of Default.............................................................       70
            8.1.1.   Payment..............................................................       70
            8.1.2.   Specified Covenants..................................................       70
            8.1.3.   Other Covenants......................................................       70
            8.1.4.   Representations and Warranties.......................................       71
            8.1.5.   Cross Default, etc...................................................       71
            8.1.6.   Ownership; Liquidation; etc..........................................       71
            8.1.7.   Enforceability, etc..................................................       72
            8.1.8.   Judgments............................................................       72
            8.1.9.   ERISA................................................................       72
            8.1.10.  Bankruptcy, etc......................................................       73
            8.1.11.  Subordinated Debentures..............................................       73
     8.2.   Certain Actions Following an Event of Default.................................       73
            8.2.1.  Terminate Obligation to Extend Credit.................................       73
            8.2.2.  Specific Performance; Exercise of Rights..............................       74
            8.2.3.  Acceleration..........................................................       74
            8.2.4.  Enforcement of Payment; Credit Security; Setoff.......................       74
            8.2.5.  Cumulative Remedies...................................................       74
     8.3.   Annulment of Defaults.........................................................       74
     8.4.   Waivers.......................................................................       75

9.   Guarantees...........................................................................       75
     9.1.   Guarantees of Credit Obligations..............................................       75
     9.2.   Continuing Obligation.........................................................       75
     9.3.   Waivers with Respect to Credit Obligations....................................       76
     9.4.   Lenders' Power to Waive, etc..................................................       78
     9.5.   Information Regarding the Company, etc........................................       78
     9.6.   Certain Guarantor Representations.............................................       79
     9.7.   Subrogation...................................................................       79
     9.8.   Subordination.................................................................       80
     9.9.   Future Subsidiaries; Further Assurances.......................................       80

10.  Security.............................................................................       80
     10.1. Credit Security................................................................       80
           10.1.1.  Pledged Stock.........................................................       80

             10.1.2.  Pledged Rights...........................................................   81
             10.1.3.  Pledged Indebtedness.....................................................   81
             10.1.4.  Proceeds and Products....................................................   81
             10.1.5.  Excluded Property........................................................   81
     10.2.   [Intentionally Omitted]...........................................................   81
     10.3.   Representations, Warranties and Covenants with Respect to Credit Security.........   81
             10.3.1.  Pledged Stock............................................................   81
             10.3.2.  Pledged Indebtedness.....................................................   82
             10.3.3.  [Intentionally Omitted]..................................................   82
             10.3.4.  No Liens or Restrictions on Transfer or Change of Control................   82
             10.3.5.  [Intentionally Omitted]..................................................   82
             10.3.6.  Trade Names..............................................................   82
             10.3.7.  [Intentionally Omitted]..................................................   82
             10.3.8.  Modifications to Credit Security.........................................   83
             10.3.9.  Delivery of Documents....................................................   83
             10.3.10. Perfection of Credit Security............................................   83
     10.4.   Administration of Credit Security.................................................   83
             10.4.1.  Use of Credit Security...................................................   83
             10.4.2.  [Intentionally Omitted]..................................................   83
             10.4.3.  Pledged Securities.......................................................   83
     10.5.   Right to Realize upon Credit Security.............................................   84
             10.5.1.  Assembly of Credit Security; Receiver....................................   84
             10.5.2.  General Authority........................................................   84
             10.5.3.  Marshaling, etc..........................................................   85
             10.5.4.  Sales of Credit Security.................................................   86
             10.5.5.  Sale Without Registration................................................   86
             10.5.6.  Application of Proceeds..................................................   87
     10.6.   Custody of Credit Security........................................................   87

11.  Expenses; Indemnity.......................................................................   88
     11.1.   Expenses..........................................................................   88
     11.2.   General Indemnity.................................................................   88
     11.3.   Indemnity With Respect to Letters of Credit.......................................   89

12.  Operations; Agent.........................................................................   89
     12.1.   Interests in Credits..............................................................   89
     12.2.   Agent's Authority to Act, etc.....................................................   89
     12.3.   Company to Pay Agent, etc.........................................................   89
     12.4.   Lender Operations for Advances, Letters of Credit, etc............................   90
             12.4.1. Advances..................................................................   90
             12.4.2.  Letters of Credit........................................................   90
             12.4.3.  Agent to Allocate Payments, etc..........................................   90
             12.4.4.  Delinquent Lenders; Nonperforming Lenders................................   91
     12.5.   Sharing of Payments, etc..........................................................   92

     12.6.  Amendments, Consents, Waivers, etc..............................................     92
     12.7.  Agent's Resignation.............................................................     93
     12.8.  Concerning the Agent............................................................     94
            12.8.1.  Action in Good Faith, etc..............................................     94
            12.8.2.  No Implied Duties, etc.................................................     94
            12.8.3.  Validity, etc..........................................................     94
            12.8.4.  Compliance.............................................................     95
            12.8.5.  Employment of Agents and Counsel.......................................     95
            12.8.6.  Reliance on Documents and Counsel......................................     95
            12.8.7.  Agent's Reimbursement..................................................     95
            12.8.8.  Agent's Fees...........................................................     95
     12.9.  Rights as a Lender..............................................................     95
            12.10.   Independent Credit Decision............................................     96
            12.11.   Indemnification........................................................     96

13.  Successors and Assigns; Lender Assignments and Participations..........................     96
     13.1.  Assignments by Lenders..........................................................     97
            13.1.1.  Assignees and Assignment Procedures....................................     97
            13.1.1A. Assignment Among Lenders...............................................     98
            13.1.2.  Terms of Assignment and Acceptance.....................................     98
            13.1.3.  Register...............................................................     99
            13.1.4.  Acceptance of Assignment and Assumption................................     99
            13.1.5.  Federal Reserve Bank...................................................     99
            13.1.6.  Further Assurances.....................................................    100
     13.2.  Credit Participants.............................................................    100
     13.3.  Replacement of Lender...........................................................    100

14.  Confidentiality........................................................................    101

15.  Foreign Lenders........................................................................    102

16.  Notices................................................................................    103

17.  Course of Dealing; Amendments and Waivers..............................................    103

18.  Defeasance.............................................................................    104

19.  Venue; Service of Process..............................................................    104

20.  WAIVER OF JURY TRIAL...................................................................    104

21.  General................................................................................    105

                                   EXHIBITS

2.1.4     -    Form of Revolving Note

2.2.3     -    Form of Swingline Note

2.3.2     -    Form of Term Note

5.2.1     -    Form of Officer's Certificate

6.2.5     -    Risk and Product Management Policy Statement dated October 31,
               1998 of TransMontaigne Product Services Inc., as amended by letter dated May 28, 1999

6.4.1     -    Form of Covenant Compliance Certificate

7         -    Disclosure Schedule

7.1       -    Company and Subsidiaries

7.2.2     -    Material Agreements

7.3       -    Financing Debt, Certain Investments, etc.

7.14      -    Hazardous Material Sites

7.15      -    Multi-employer and Defined Benefit Plans

12.1      -    Percentage Interests

13.1.1    -    Form of Assignment and Acceptance

                              TRANSMONTAIGNE INC.

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


     This Agreement, dated as of June 29, 1999, is among TransMontaigne Inc., a Delaware corporation, the Subsidiaries of TransMontaigne Inc. from time to time party hereto, the Lenders from time to time party hereto, BankBoston, N.A., both in its capacity as a Lender and in its capacity as agent for itself and the other Lenders, NationsBank, N.A., both in its capacity as a Lender and in its capacity as Documentation Agent, and First Union National Bank, both in its capacity as a lender and in its capacity as Syndication Agent.

                                   RECITALS

     The parties hereto are party to a Credit Agreement dated as of December 18, 1996, as amended and restated effective as of March 31, 1998 and as further amended and restated effective as of October 30, 1998 as amended by Amendment No. 1 thereto dated as of December 14, 1998 and Amendment No. 2 thereto dated as of March 25, 1999 (as so amended and restated and further amended, the "Existing
                                                                        --------
Credit Agreement").
----------------

     The Company has requested certain amendments of the terms of the Existing Credit Agreement, including the modification of financial covenants and other covenants, an increase in pricing and the establishment of a new Term Loan with a stated maturity of June 30, 2006. Insofar as such modifications affect the Lenders party to the Existing Credit Agreement, such modifications may be approved by the holders of 51% of the Percentage Interests under the Existing Credit Agreement.

     The Agent has been authorized on behalf of Required Lenders under the Existing Credit Agreement to execute and deliver this restatement, and the holders of 100% of the Percentage Interests in the new Term Loan have agreed to this Agreement.

     Accordingly, the parties hereby agree that the Existing Credit Agreement is amended and restated, effective as of June 29, 1999, subject to satisfaction of each of the conditions set forth in Section 5.1 hereof, as follows:

1.   Definitions; Certain Rules of Construction.  Certain capitalized terms are
     ------------------------------------------
used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (g) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (h) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

     1.1. "Accumulated Benefit Obligations" means the actuarial present value of
           -------------------------------
the accumulated benefit obligations under any Plan, calculated in accordance with Statement No. 87 of the Financial Accounting Standards Board.

     1.2. "Acquired Assets" means the property being purchased by TransMontaigne
           ---------------
Terminaling Inc. under the Acquisition Agreement.

     1.3. "Acquisition Agreement" means the Sale of Assets Agreement dated May
           ---------------------
3, 1999 between TransMontaigne Terminaling Inc., an Arkansas corporation, and the Seller providing for the acquisition by TransMontaigne Terminaling Inc. of certain terminals and pipeline assets of the Seller, as amended by Amendment No. 1 to Sale of Assets Agreement dated as of June 30, 1999.

     1.4. "Affected Lender" is defined in Section 13.3.
           ---------------

     1.5. "Affiliate" means, with respect to the Company (or any other specified
           ---------
Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or with such other specified Person), and shall include (a) any executive officer or director or general partner of the Company (or of such other specified Person) and (b) any Person of which the Company (or such other specified Person) or any Affiliate (as defined in clause (a) above) of the Company (or of such other specified Person) shall, directly or indirectly, beneficially own either (i) at least 25% of the outstanding equity securities having the general power to vote or (ii) at least 25% of all equity interests; provided, however, that Lion Oil Company, an
                                   --------  -------
Arkansas corporation, shall not be deemed to be an Affiliate of the Company or of any Subsidiary of the Company under clause (b) of this definition, unless the Company or such Subsidiary shall, directly or indirectly, beneficially own either (x) at least 30% of the outstanding equity securities having the general power to vote of Lion Oil Company or (y) at least 30% of all equity interests in Lion Oil Company; and provided, further, that with respect to any Lender, the term "Affiliate" shall include any fund or other investment vehicle advised by such Lender or by an Affiliate of such Lender, any fund or other investment vehicle advised by the same investment vehicle as such Lender or the investment advisor of such Lender.

     1.6. "Agent" means BankBoston in its capacity as agent for the Lenders
           -----
hereunder, as well as its successors and assigns in such capacity pursuant to
Section 12.7.

     1.7  "Applicable Margin" means, with respect to any portion of the
           -----------------
Revolving Loan subject to a Eurodollar Pricing Option and with respect to the Swingline Loan, (a) on any date on which the Reference Ratio is equal to or greater than 300%, two and three quarters percent (2.75%), and (b) on any date on which the Reference Ratio is less than 300%, two and one-half percent (2.50%).

     With respect to any portion of the Revolving Loan not subject to a Eurodollar Pricing Option, "Applicable Margin" means (i) on any date on which the Reference Ratio is equal to or greater than 300%, one and one-quarter percent (1.25%), and (ii) on any date on which the Reference Ratio is less than 300%, one percent (1.00%).

     With respect to any portion of the Term Loan subject to a Eurodollar Pricing Option, "Applicable Margin" means (A) on any date on which the Reference Ratio is equal to or greater than 300%, three and one-half percent (3.50%), and
(B) on any date on which the Reference Ratio is less than 300%, three and one-quarter percent (3.25%).

     With respect to any portion of the Term Loan not subject to a Eurodollar Pricing Option, "Applicable Margin" means (x) on any date on which the Reference Ratio is equal to or greater than 300%, two percent (2.00%), and (y) on any date on which the Reference Ratio is less than 300%, one and three-quarters percent (1.75%).

     For purposes of calculating the Applicable Margin, (i) the Reference Ratio shall be determined (A) as at the end of the most recent March, June, September or December for which financial statements have been furnished (or are required to have been furnished) by the Company to the Lenders pursuant to Section 6.4.1 or 6.4.2 and (B) upon the consummation of any acquisition (giving effect to such acquisition and the financing thereof) in connection with which the Company is required to provide to the Lenders a certificate of a Financial Officer pursuant to Section 6.9 and (ii) any adjustment in the Applicable Margin shall be prospective and shall take effect on the fifth Business Day following either the date upon which the financial statements referred to in the foregoing clause (i) are furnished (or are required to be furnished) by the Company to the Lenders pursuant to Section 6.4.1 or 6.4.2 or the date of consummation of an acquisition referred to in the foregoing clause (i), as the case may be.

     1.8. "Applicable Rate" means, at any date, the sum of:
           ---------------

               (a) (i) with respect to each portion of the Revolving Loan or the Term Loan subject to a Eurodollar Pricing Option, the sum of the Applicable Margin with respect thereto plus the Eurodollar Rate with
                                                 ----
          respect to such Eurodollar Pricing Option; or

               (ii) with respect to (A) each other portion of the Revolving Loan or the Term Loan, the sum of the Applicable Margin with respect thereto plus the Base Rate;
                  ----

          plus (b)  an additional 2% effective on the day the Agent
          ----
          notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

     1.9.  "Assignee" is defined in Section 13.1.1.
            --------

     1.10. "Assignment and Acceptance" is defined in Section 13.1.1.
            -------------------------

     1.11. "BankBoston" means BankBoston, N.A.
            ----------

     1.12. "BankBoston Fee Letter" is defined in Section 5.1.3.
            ---------------------

     1.13. "Banking Day" means any day other than Saturday, Sunday or a day on
            -----------
which banks in Boston, Massachusetts are authorized or required by law or other governmental action to close and, if such term is used with reference to a Eurodollar Pricing Option, any day on which dealings are effected in the Eurodollars in question by first-class banks in the inter-bank Eurodollar markets in New York, New York.

     1.14. "Bankruptcy Code" means Title 11 of the United States Code.
            ---------------

     1.15. "Bankruptcy Default" means an Event of Default referred to in Section
            ------------------
8.1.10.

     1.16. "Base Rate" means, on any day, the greater of (a) the rate of
            ---------
interest announced by BankBoston at the Boston Office as its Base Rate or (b) the sum of 1/2% plus the Federal Funds Rate.
                ----
     1.17. "Boston Office" means the principal banking office of BankBoston in
            -------------
Boston, Massachusetts.

     1.18. "By-laws" means all written by-laws, rules, regulations and all other
            -------
documents relating to the governance of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

     1.19. "Capitalized Lease" means any lease which is required to be
            -----------------
capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     1.20. "Capitalized Lease Obligations" means the amount of the liability
            -----------------------------
reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     1.21. "Cash Equivalents" means:
            ----------------

            (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

          (b) corporate obligations having a maturity of nine months or less and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

          (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof,
     (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least Aa by Moody's or AA by S&P; and

          (d) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S&P which invests principally in obligations described above.

     1.22. "CERCLA" means the federal Comprehensive Environmental Response,
            ------
Compensation and Liability Act of 1980.

     1.23. "CERCLIS" means the federal Comprehensive Environmental Response
            -------
Compensation Liability Information System List (or any successor document) promulgated under CERCLA.

     1.24. "Charter" means the articles of organization, certificate of
            -------
incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

     1.25. "Closing Date" means the Restatement Date and each other date on
            ------------
which any extension of credit is made pursuant to Section 2.1, 2.2 or 2.4.

     1.26. "Code" means the federal Internal Revenue Code of 1986, as amended.
            ----

     1.27. "Commitment" means, with respect to any Lender, such Lender's
            ----------
obligations to extend the credits contemplated by the Credit Documents. The original Commitments are set forth in Exhibit 12.1 and the current Commitments are recorded from time to time in the Register.

     1.28. "Company" means TransMontaigne Inc., a Delaware corporation.
            -------

     1.29. "Computation Covenants" means Sections 6.5, 6.6.7, 6.6.16, 6.9.5,
            ---------------------
6.9.7, 6.9.8, 6.10.2, 6.11.1, 6.12.2 and 6.19.

     1.30. "Consolidated" and "Consolidating", when used with reference to any
            ------------       -------------
term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

     1.31. "Consolidated Current Assets" means, at any date, all amounts that
            ---------------------------
are or should be carried as current assets on the balance sheet of the Company and its Subsidiaries (other than cash and Cash Equivalents) determined in accordance with GAAP on a Consolidated basis.

     1.32. "Consolidated Current Liabilities" means, at any date, all amounts
            --------------------------------
that are or should be carried as current liabilities on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including the current portion of all Funded Debt.

     1.33. "Consolidated EBITDA" means, for any period, the total of:
            -------------------

           (a) Consolidated Net Income; plus
                                        ----

           (b) all amounts deducted in computing such Consolidated Net Income in respect of (i) depreciation, amortization and other non-cash charges (including increases of reserves), (ii) Consolidated Interest Expense and
     (iii) taxes based upon or measured by net income; plus
                                                       ----

           (c) all amounts included in computing such Consolidated Net Income in respect of any non-cash inventory writedowns in the fiscal year ending June 30, 1999; minus
               -----

           (d) all amounts included in computing such Consolidated Net Income in respect of dividends received in any form other than cash; minus
                                                                -----

           (e) taxes based upon or measured by net income that are actually paid in cash during such period; minus
                                 -----

           (f) all amounts included in Consolidated Net Income in respect of deferred income tax benefits; minus.
                                   -----

           (g) all amounts representing payments from reserves to pay liabilities during such period that were not deducted in computing such Consolidated Net Income.

     1.34. "Consolidated Interest Expense" means, for any period, the total of:
            -----------------------------

           (a) the aggregate amount of interest, including without limitation commitment fees, payments in the nature of interest under Capitalized Leases and net payments under Interest Rate Protection Agreements, accrued by the Company and its Subsidiaries

     (whether such interest is reflected as an item of expense or capitalized) in accordance with GAAP on a Consolidated basis; minus
                                                      -----

           (b) to the extent included in clause (a) above, the amortization of deferred financing fees and costs, original issue discount relating to Indebtedness and accrued interest on Indebtedness not paid in cash to the extent permitted by the terms, including subordination terms, of such Indebtedness (including PIK Interest), plus
                                            ----

           (c) actual cash payments with respect to accrued and unpaid interest (including PIK Interest) that has previously reduced Consolidated Interest Expense pursuant to clause (b) above.

     1.35. "Consolidated Net Income" means, for any period, the net earnings (or
            -----------------------
loss) before dividend requirements for preferred stock of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include:
--------  -------

           (a) the earnings (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries;

           (b) the earnings (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts
     --------  -------
     in respect of the earnings of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

           (c) all amounts included in computing such net earnings (or loss) in respect of the write-up of any asset or the retirement of any Indebtedness or equity at less than face value after April 30, 1998;

           (d) extraordinary and nonrecurring gains;

           (e) the earnings of any Subsidiary to the extent the payment of such earnings in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary; and

           (f) any after-tax gains or losses attributable to returned surplus assets of any Plan.

     1.36. "Consolidated Net Liabilities" means, on any date, the difference of
            ----------------------------
(a) Consolidated Total Liabilities of the Company and its Subsidiaries on such date minus (b) an amount equal to 75% of the Consolidated Current Assets of the Company and its Subsidiaries on such date.

     1.37. "Consolidated Net Tangible Assets" means at any date the total of:
            --------------------------------

           (a) the total assets of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis;

     minus (b) Consolidated Current Liabilities;
     -----

     minus (c) all other liabilities of the Company and its Subsidiaries
     -----
     determined in accordance with GAAP on a Consolidated basis other than liabilities for Funded Debt;

     minus (d) the amount of intangible assets carried on the balance sheet of
     -----
     the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including goodwill, patents, patent applications, copyrights, trademarks, tradenames, research and development expense, organizational expense, annualized debt discount and expense, deferred financing charges and debt acquisition costs;

     minus (e) the amount at which any minority interest in a Subsidiary appears
     -----
     as a liability on the Consolidated balance sheet of the Company and its Subsidiaries.

     1.38. "Consolidated Pro Forma EBITDA" means, for any period, the
            -----------------------------
Consolidated EBITDA of the Company and its Subsidiaries for such period adjusted to include the results of operations of any Person, business or assets acquired, and exclude the results of operations of any Person, business or assets disposed of, by the Company or a Subsidiary during such period for the portion of such period which preceded such acquisition, or disposition, the method of making any such adjustment to be reasonably satisfactory to the Agent.

     1.39. "Consolidated Tangible Net Worth" means, at any date, the total of:
            -------------------------------

           (a) stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, excluding the effect of any foreign currency translation adjustments (but in any event including in such equity, on a Consolidated basis, the Series A Convertible Preferred Stock and any other convertible preferred stock of the Company at the time outstanding);

     minus (b) the amount by which such stockholders' equity has been increased
     -----
     after April 30, 1998 by the items described in clause (a), (b), (c), (e) or
     (f) of the definition of Consolidated Net Income;

     minus (c) to the extent not already deducted from the amount in clause (a)
     -----
     above, (i) treasury stock, (ii) receivables due from an employee stock ownership plan and (iii) Guarantees of Indebtedness incurred by an employee stock ownership plan;

     minus (d) the amount of intangible assets carried on the balance sheet of
     -----
     the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including goodwill, patents, patent applications, copyrights, trademarks, tradenames, research and development expense, organizational expense, unamortized debt discount and expense, deferred financing charges and debt acquisition costs.

     1.40. "Consolidated Total Liabilities" means, at any date, all
            ------------------------------
Indebtedness of the Company and its Subsidiaries on a Consolidated basis.

     1.41. "Credit Documents" means:
            ----------------

           (a) this Agreement, the Notes, each Letter of Credit, each draft presented or accepted under a Letter of Credit, the BankBoston Fee Letter, the Intercreditor Agreement, the Pledge Agreement and each Interest Rate Protection Agreement provided by a Lender (or an Affiliate of a Lender) to the Company or any of its Subsidiaries, each as from time to time in effect;

           (b) all financial statements, reports, notices, mortgages, assignments, UCC financing statements or certificates delivered to the Agent or any of the Lenders by the Company, any of its Subsidiaries or any other Obligor in connection herewith or therewith; and

           (c) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or any other Obligor, on one hand, and the Agent, any Letter of Credit Issuer or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

     1.42. "Credit Obligations" means all present and future liabilities,
            ------------------
obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to the Agent or any Lender under or in connection with this Agreement or any other Credit Document, including without limitation obligations in respect of principal, interest, reimbursement obligations under Letters of Credit and Interest Rate Protection Agreements provided by a Lender (or an Affiliate of a Lender), commitment fees, facility fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.5, 3.6, 3.7, 3.8 and 11, amounts payable under the BankBoston Fee Letter and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default). Credit Obligations shall include all obligations of the Company and its Subsidiaries owing under the Existing Credit Agreement which are not paid in full and finally on or prior to the Restatement Date.

     1.43. "Credit Participant" is defined in Section 13.2.
            ------------------

     1.44. "Credit Security" means all assets now or from time to time hereafter
            ---------------
subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to this Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations, including the assets described in Section 10.1.

    1.45.  "Default" means any Event of Default and any event or condition which
            -------
with the passage of time or giving of notice, or both, would become an Event of Default and the filing against the Company, any of its Subsidiaries or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

     1.46. "Delinquency Period" is defined in Section 12.4.4.
            ------------------

     1.47. "Delinquent Lender" is defined in Section 12.4.4.
            -----------------

     1.48. "Delinquent Payment" is defined in Section 12.4.4.
            ------------------

     1.49. "Distribution" means, with respect to the Company (or other specified
            ------------
Person):

           (a) the declaration or payment of any dividend or distribution, including dividends payable in shares of capital stock of or other equity interests in the Company (or such specified Person), on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person);

           (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise;

           (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

           (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Indebtedness of the Company (or such specified Person) which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

           (e) any loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person), or any Affiliate of such holder;

     provided, however, that the term "Distribution" shall not include (i) the
     --------  -------
     accrual of unpaid dividends on the Series A Convertible Preferred Stock or dividends on the Series A Convertible Preferred Stock paid solely in the form of additional shares of the Series A Convertible Preferred Stock, (ii) dividends payable in perpetual common stock of or other similar equity interests in the Company (or such specified Person), (iii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors or (B) advances to employees for travel expenses, drawing accounts and similar expenditures, (iv) any loan or advance by the Company to any Guarantor or (v) any other loan or advance by the Company which constitutes an Investment permitted under Section 6.9.5, 6.9.6 or 6.9.7.

     1.50. "Eligible Assignee" means any of (a) a commercial bank organized
            -----------------
under the laws of the United States, or any State thereof or the District of Columbia; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, provided that such bank
                                                         --------
is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) an insurance company that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; (f) an Affiliate of any entity described in clause (a), (b), (c), (d) or (e); and (g) any Person which the Agent and the Company agree is an Eligible Assignee; provided, however, that no entity
                                       --------  -------
described in clause (a), (b), (c), (d), (e) or (f) above shall be an Eligible Assignee unless it has total assets in excess of $1 billion and unless debt obligations issued by such entity (or by a parent entity owning beneficially all of the capital stock of such financial institution) are rated "A3" or higher by Moody's or "A-" or higher by S&P.

     1.51. "Environmental Laws"  means all applicable federal, state or local
            ------------------
statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including OSHA.

     1.52. "ERISA" means the federal Employee Retirement Income Security Act of
            -----
1974.

     1.53. "ERISA Group Person" means the Company, any Subsidiary of the Company
            ------------------
and any Person which is a member of the controlled group or under common control with the Company or any Subsidiary within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

     1.54. "Eurodollars" means, with respect to any Lender, deposits of United
            -----------
States Funds in a non-United States office or an international banking facility of such Lender.

     1.55. "Eurodollar Basic Rate" means, for any Eurodollar Interest Period,
            ---------------------
the sum of the Eurodollar Basic Reference Rates furnished by the Reference Lenders to the Agent divided by the number of such Reference Lenders.

     1.56. "Eurodollar Basic Reference Rate" means, for any Eurodollar Interest
            -------------------------------
Period and any Reference Lender, the rate of interest at which Eurodollar deposits in an amount comparable to the Percentage Interest of such Reference Lender in the portion of the Loan as to which a Eurodollar Pricing Option has been elected and which have a term corresponding to such Eurodollar Interest Period are offered to such Reference Lender by first class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office on the first day of such Eurodollar Interest Period as determined by such Reference Lender at approximately 10:00 a.m. (Boston time) two Banking Days prior to the date upon which such Eurodollar Interest Period is to commence (which determination by such Reference Lender shall, in the absence of demonstrable error, be conclusive) and as furnished promptly thereafter by such Reference Lender to the Agent.

     1.57. "Eurodollar Interest Period" means any period, selected as provided
            --------------------------
in Section 3.2.1, of one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject
                                                 --------  -------
to Section 3.2.3, if any Eurodollar Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Eurodollar Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office, which determination by the Agent shall, in the absence of demonstrable error, be conclusive.

     1.58. "Eurodollar Office" means such non-United States office or
            -----------------
international banking facility of any Lender as the Lender may from time to time select.

     1.59. "Eurodollar Pricing Options" means the options granted pursuant to
            --------------------------
Section 3.2.1 to have the interest on any portion of the Loan computed on the basis of a Eurodollar Rate.

     1.60. "Eurodollar Rate" for any Eurodollar Interest Period means the rate,
            ---------------
rounded upward to the nearest one-thousandth of one percent, obtained by dividing (a) the Eurodollar Basic Rate for such Eurodollar Interest Period by
(b) an amount equal to 1 minus the Eurodollar Reserve Rate; provided, however,
                         -----                              --------  -------
that if at any time during such Eurodollar Interest Period the Eurodollar Reserve Rate applicable to any outstanding Eurodollar Pricing Option changes, the Eurodollar Rate for such Eurodollar Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change.

     1.61. "Eurodollar Reserve Rate" means the stated maximum rate (expressed as
            -----------------------
a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to Eurodollar Pricing Options, (b) any other category of liabilities that includes Eurodollar deposits by reference to which the interest rate on portions of the Loan subject to Eurodollar Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan subject to a Eurodollar Pricing Option or
(d) any other category of extensions of credit, or other assets, that includes loans subject to a Eurodollar Pricing Option by a non-United States office of any of the Lenders to United States residents.

     1.62. "Event of Default" is defined in Section 8.1.
            ----------------

     1.63. "Exchange Act" means the federal Securities Exchange Act of 1934.
            ------------

     1.64. "Existing Credit Agreement" is defined in the Recitals to this
            -------------------------
Agreement.

     1.65. "FACA" means the Federal Assignment of Claims Act as set forth in 31
            ----
U.S.C. (S) 3727 and 41 U.S.C. (S) 15.

     1.66. "Facility Fee Rate" means three-eighths of one percent (.375%);
            -----------------
provided, however, that on any date on which the Leverage Ratio is equal to or greater than 60%, Facility Fee Rate means one-half of one percent (.500%).

     For purposes of calculating the Facility Fee Rate, (i) the Leverage Ratio shall be determined (A) as at the end of the most recent March, June, September or December for which financial statements have been furnished (or are required to have been furnished) by the Company to the Lenders pursuant to Section 6.4.1 and 6.4.2 and (B) upon the consummation of any acquisition (giving effect to such acquisition and the financing thereof) in connection with which the Company is required to provide to the Lenders a certificate of a Financial Officer pursuant to Section 6.9 and (ii) any adjustment in the Facility Fee Rate shall be prospective and shall take effect on the fifth Business Day following either the date upon which the financial statements referred to in the foregoing clause
(i) are furnished (or are required to be furnished) by the Company to the Lenders pursuant to Section 6.4.1 or 6.4.2 or the date of consummation of an acquisition referred to in the foregoing clause (i), as the case may be.

     1.67. "Federal Funds Rate" means, for any day, the rate equal to the
            ------------------
weighted average (rounded upward to the nearest 1/8%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking
Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, as determined by the Agent using any reasonable means of determination. Each determination by the Agent of the Federal Funds Rate shall, in the absence of demonstrable error, be conclusive.

     1.68. "Final Maturity Date" means December 31, 2003.
            -------------------

     1.69. "Final Term Loan Maturity Date" means June 30, 2006.
            -----------------------------

     1.70. "Financial Officer" of the Company (or other specified Person) means
            -----------------
its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, all of whose incumbency and signatures have been certified to the Agent by the secretary or other appropriate attesting officer of the Company (or such specified Person).

     1.71. "Financing Debt" means each of the items described in clauses (a)
            --------------
through (f) of the definition of the term "Indebtedness".

     1.72. "Foreign Trade Regulations" means (a) any act that prohibits or
            -------------------------
restricts, or empowers the President or any executive agency of the United States of America to prohibit or restrict, exports to or financial transactions with any foreign country or foreign national, (b) the regulations with respect to certain prohibited foreign trade transactions set forth at 22 C.F.R. Parts 120-130 and 31 C.F.R. Part 500 and (c) any order, regulation, ruling, interpretation, direction, instruction or notice relating to any of the foregoing.

     1.73. "Funded Debt" means all Indebtedness of the Company or other
            -----------
specified Person which is payable more than one year from the date of creation thereof and shall include (a) current maturities of such Indebtedness and (b) all Indebtedness consisting of reimbursement obligations with respect to letters of credit other than letters of credit issued to finance inventory purchases or to secure other debt appearing on the balance sheet of the obligor.

     1.74. "Funding Liability" means (a) any Eurodollar deposit which was
            -----------------
usedb (or deemed by Section 3.2.6 to have been used) to fund any portion of the Loan subject to a Eurodollar Pricing Option, and (b) any portion of the Loan subject to a Eurodollar Pricing Option funded (or deemed by Section 3.2.6 to have been funded) with the proceeds of any such Eurodollar deposit.

     1.75. "GAAP" means generally accepted accounting principles as from time to
            ----
time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board and any predecessor or successor entity.

     1.76. "Guarantee" means, with respect to the Company (or other specified
            ---------
Person):

           (a) any guarantee by the Company (or such specified Person), of the payment or performance of, or any contingent obligation by the Company (or such specified Person), in respect of, any Indebtedness or other obligation of any primary obligor;

           (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor,
     (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

           (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

           (d) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture; and

           (e) reimbursement obligations of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements, whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however,
                                                             --------  -------
that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

     1.77. "Guarantor" means each Subsidiary listed on the signature page hereto
            ---------
or which subsequently becomes party to this Agreement as a Guarantor.

     1.78. "Hazardous Material" means any pollutant, toxic or hazardous material
            ------------------
or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

     1.79. "Indebtedness" means all obligations, contingent or otherwise, which
            ------------
in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

           (a) borrowed money;

           (b) indebtedness evidenced by notes, debentures or similar instruments;

           (c) Capitalized Lease Obligations;

           (d) the deferred purchase price of assets or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

           (e) mandatory redemption or dividend obligations on capital stock (or other equity) (excluding, however, any such obligation in respect of the Series A Convertible Preferred Stock);

           (f) reimbursement obligations with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements;

           (g) unfunded pension liabilities;

           (h) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

           (i) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

           (j) all Guarantees in respect of Indebtedness of others.

     1.80. "Indemnified Party" is defined in Section 11.2.
            -----------------

     1.81. "Intercreditor Agreement" means the Intercreditor Agreement dated as
            -----------------------
of April 17, 1997, as from time to time in effect, among the Company, the Guarantors, the Lenders, the Agent and Prudential.

     1.82. "Interest Rate Protection Agreement" means any interest rate swap,
            ----------------------------------
interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

     1.83. "Investment" means, with respect to the Company (or other specified
            ----------
Person):

           (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person to the Company (or such other specified Person);

           (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

           (c) any Guarantee of the Indebtedness of any other Person;

           (d) any acquisition of all or any part of the business of any other Person or the assets comprising such business or part thereof; and

           (e) any other similar investment.

     The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include
              --------  -------
(i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances and prepayments to suppliers for property leased, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim, (v) demand deposits in banks or similar financial institutions or (vi) joint operating agreements conducted by Wholly Owned Subsidiaries of the Company with each other or with third parties.

     In determining the amount of outstanding Investments:

           (A) the amount of any Investment shall be the cost thereof (excluding any amounts paid in respect of inventory or other working capital items) minus any returns of capital in cash on such Investment (determined in
     -----
     accordance with GAAP without regard to amounts realized as income on such Investment);

           (B) the amount of any Investment in respect of a purchase described in clause (d) above shall be increased by the amount of any Indebtedness assumed in connection with such purchase or secured by any asset acquired in such purchase (whether or not any Indebtedness is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired; and

           (C) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

     1.84. "Legal Requirement" means any present or future requirement imposed
            -----------------
upon any of the Lenders or the Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any Eurodollar Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any Eurodollar Office is located, or any political subdivision of any of the foregoing. Any such requirement imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement if such Lender reasonably believes that compliance therewith is in the best interest of such Lender.

     1.85. "Lender" means each of the Persons listed as lenders on the signature
            ------
page hereto, including BankBoston in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Lender" shall not include any Credit Participant.

     1.86. "Lending Officer" means such individuals whom the Agent may designate
            ---------------
by notice to the Company from time to time as an officer who may receive telephone requests for borrowings under Sections 2.1.3 and 2.2.2.

     1.87. "Letter of Credit" is defined in Section 2.4.1.
            ----------------

     1.88. "Letter of Credit Exposure" means, at any date, the sum of (a) the
            -------------------------
aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the
                                                            ----
aggregate face amount of all drafts that the Letter of Credit Issuer has previously accepted under Letters of Credit but has not paid.

     1.89. "Letter of Credit Fee Rate" means on any date an amount equal to the
            -------------------------
Applicable Margin applicable to any portion of the Revolving Loan subject to a Eurodollar Pricing Option.

     1.90. "Letter of Credit Issuer" means, for any Letter of Credit, BankBoston
            -----------------------
or, in the event BankBoston does not for any reason issue a requested Letter of Credit, another Lender designated by the Agent to issue such Letter of Credit in accordance with Section 2.4.

     1.91. "Leverage Ratio" means on any date the quotient, expressed as a
            --------------
percentage, equal to the Consolidated Funded Debt of the Company and its Subsidiaries divided by the Consolidated Net Tangible Assets of the Company and its Subsidiaries.

     1.92. "Lien" means, with respect to the Company (or any other specified
            ----
Person):

           (a) Any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom;

           (b) The acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease);

           (c) The sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with or without recourse;

            (d) The transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Company (or such specified Person); and

            (e) The existence for a period of more than 120 consecutive days of any Indebtedness against the Company (or such specified Person) which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors.

     1.93.  "Loan" means the aggregate outstanding amount of the Revolving Loan,
             ----
Swingline Loan and Term Loan, as applicable.

     1.94.  "Loan Account" means each Revolving Loan Account, Swingline Loan
             ------------
Account and Term Loan Account, as applicable.

     1.95.  "Mandatory Borrowing" is defined in Section 2.2.4.
             -------------------

     1.96.  "Margin Stock" means "margin stock" within the meaning of
             ------------
Regulations G, T, U or X of the Board of Governors of the Federal Reserve
System.

     1.97.  "Master Shelf Agreement" is defined in Section 6.6.12.
             ----------------------

     1.98.  "Material Adverse Change" means, since any specified date or from
             -----------------------
the circumstances existing immediately prior to the happening of any specified event, a material adverse change in the business, assets, financial condition or income of the Company and its Subsidiaries on a Consolidated basis, whether as a result of (a) general economic conditions affecting the petroleum industry, (b) difficulties in obtaining supplies and raw materials, (c) fire, flood or other natural calamities, (d) environmental pollution, (e) regulatory changes, judicial decisions, war or other governmental action or (f) any other event or development, whether or not related to those enumerated above.

     1.99.  "Material Adverse Effect" means (i) a materially adverse effect on
             -----------------------
the business, assets, operations, prospects, income or condition, financial or otherwise, of the Company and its Subsidiaries on a Consolidated basis, (ii) material impairment of the ability of the Company or any of its Subsidiaries to perform any of their obligations under this Agreement or any of the other Credit Documents, or (iii) material impairment of the rights of or benefits available to the Lenders under this Agreement or any of the other Credit Documents.

     1.100. "Material Agreements" is defined in Section 7.2.2.
             -------------------

     1.101. "Maximum Amount of Revolving Credit" is defined in Section 2.1.2.
             ----------------------------------

     1.102. "Moody's" means Moody's Investors Service, Inc.
             -------

     1.103. "Multiemployer Plan" means any Plan that is a "multiemployer plan"
             ------------------
as defined in section 4001(a)(3) of ERISA.

     1.104. "Nonperforming Lender" is defined in Section 12.4.4.
             --------------------

     1.105. "Notes" means the Revolving Notes, Swingline Notes and the Term
             -----
Notes, as applicable.

     1.106. "Obligor" means the Company, each Guarantor and each Person
             -------
guaranteeing, providing collateral for or subordinating obligations to, the Credit Obligations.

     1.107. "Open Position" means any difference (whether positive or negative)
             -------------
between (a) the number of barrels of petroleum product the Company and its Subsidiaries hold in inventory or have contracted to buy and (b) the number of barrels of petroleum product the Company and its Subsidiaries have contracted to sell.

     1.108. "OSHA" means the federal Occupational Health and Safety Act.
             ----

     1.109. "Overdue Rate" is defined in Section 3.1.
             ------------

     1.110. "Payment Date" means (a) the last Banking Day of each calendar month
             ------------
occurring after the Restatement Date and (b) the Final Maturity Date.

     1.111. "PBGC" means the Pension Benefit Guaranty Corporation or any
             ----
successor entity.

     1.112. "Percentage Interest" means (a) at all times when no Event of
             -------------------
Default under Section 8.1.1 and no Bankruptcy Defaults exists, the ratio that the respective Commitments of the Lenders bear to the total Commitments of all Lenders as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio that the respective amounts of the outstanding Credit Obligations owing to the Lenders in respect of extensions of credit under
Section 2 to the total outstanding Credit Obligations owing to all Lenders.

     1.113. "Performing Lender" is defined in Section 12.4.4.
             -----------------

     1.114. "Person" means any present or future natural person or any
             ------
corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

     1.115. "PIK Interest" means any accrued interest payments on Financing Debt
             ------------
that are postponed or made through the issuance of "payment-in-kind" notes on other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest include payments made with cash or Cash Equivalents.

     1.116.  "Plan" means, at any date, any pension benefit plan subject to
              ----
Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

     1.117.  "Pledge Agreement" means the Pledge Agreement dated as of April 17,
              ----------------
1997, as from time to time in effect, among the Company, the Guarantors and the Agent, as collateral agent.

     1.118.  "Pledged Indebtedness" is defined in Section 10.1.3.
              --------------------

     1.119.  "Pledged Rights" is defined in Section 10.1.2.
              --------------

     1.120.  "Pledged Securities" means the Pledged Stock, the Pledged Rights
              ------------------
and the Pledged Indebtedness, collectively.

     1.121.  "Pledged Stock" is defined in Section 10.1.1.
              -------------

     1.122.  "Prudential" is defined in Section 6.6.12.
              ----------

     1.123   "RCRA" means the federal Resource Conservation and Recovery Act, 42
              ----
U.S.C. (S) 690, et seq.
                -- ---

     1.124.  "Reference Lender" means BankBoston.
              ----------------

     1.125.  "Reference Ratio" means, as of the last day of any fiscal quarter
              ---------------
of the Company, the ratio of (a) the Consolidated Net Liabilities of the Company and its Subsidiaries as of such day to (b) the Consolidated EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ending on such day. For the purposes of this definition the Consolidated EBITDA of the Company and its Subsidiaries for any period prior to October 30, 1998 shall be deemed to be the Consolidated EBITDA of the Company and its Subsidiaries for such period plus the Consolidated EBITDA of Louis Dreyfus Energy Corp., a Delaware corporation, for such period, combined in accordance with GAAP.

     1.126.  "Register" is defined in Section 13.1.3.
              --------

     1.127.  "Replacement Lender" is defined in Section 13.3.
              ------------------

     1.128.  "Required Lenders" means, with respect to any approval, consent,
              ----------------
modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least 51% of the Percentage Interests (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions being taken by the Required Lenders); provided, however, that with respect to
                                      --------  -------
any matters referred to
in paragraph (b) of the proviso to Section 12.6, Required Lenders means such Lenders as own at least the portion of the Percentage Interests required by such paragraph (b).

     1.129.  "Restatement Date" means June 30, 1999 or such later date as may be
              ----------------
agreed to by the Company and the Agent and on which all conditions to closing in
Section 5 have been satisfied.

     1.130.  "Revolving Loan" is defined in Section 2.1.4.
              --------------

     1.131.  "Revolving Loan Account" is defined in Section 2.1.4.
              ----------------------

     1.132.  "Revolving Loan Percentage Interest" means the percentage interest
              ----------------------------------
of each Lender in the Commitments relating to the Revolving Loan.

     1.133.  "Revolving Notes" is defined in Section 2.1.4.
              ---------------

     1.134.  "Securities Act" means the federal Securities Act of 1933.
              --------------

     1.135.  "Seller" means Amerada Hess Corporation, a Delaware corporation.
              ------

     1.136.  "Series A Convertible Preferred Stock" means the Series A
              ------------------------------------
Convertible Preferred Stock, par value $.01, issued by the Company on or after March 25, 1999 in the aggregate initial amount of up to 200,000 shares having an initial liquidation value of $1,000 per share and any additional shares of such series of convertible preferred stock issued as or in lieu of dividends thereon.

     1.137.  "S&P" means Standard & Poor's, a Division of The McGraw-Hill
              ---
Companies, Inc.

     1.138.  "Subordinated Debentures" is defined in Section 6.6.10.
              -----------------------

     1.139.  "Subordinated Debentures Agreement" is defined in Section 7.2.2.
              ---------------------------------

     1.140.  "Subordinated Debentures Guarantee" is defined in Section 6.7.5.
              ---------------------------------

     1.141.  "Subsidiary" means any Person of which the Company (or other
              ----------
specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own more than 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (b) hold more than 50% of the partnership, joint venture or similar interests.

     1.142.  "Swingline Lender" means BankBoston, in its capacity as swingline
              ----------------
lender hereunder.

     1.143.  "Swingline Loan" is defined in Section 2.2.3.
              --------------

     1.144.  "Swingline Loan Account" is defined in Section 2.2.3.
              ----------------------

     1.145.  "Swingline Note" is defined in Section 2.2.3.
              --------------

     1.146.  "Swingline Rate" means the rate equal to the sum of (a) the Federal
              --------------
Funds Rate plus the Applicable Margin, plus (b) an additional 2% per annum
           ----                        ----
effective on the day the Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

     1.147.  "Syndication Agent" means BancBoston Robertson Stephens Inc.
              -----------------

     1.148.  "Tax" means any present or future tax, levy, duty, impost,
              ---
deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to its obligations hereunder, the Loan, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term "Tax" shall not include any
               --------  -------
franchise tax or taxes imposed upon or measured by the gross or net income of such Lender (or withholding taxes with respect to such taxes).

     1.149.  "Term Loan" is defined in Section 2.3.1.
              ---------

     1.150.  "Term Loan Account" is defined in Section 2.3.2.
              -----------------

     1.151.  "Term Loan Percentage Interest" means the percentage interest of
              -----------------------------
each Lender in the Commitments relating to the Term Loan.

     1.152.  "Term Note" is defined in Section 2.3.2.
              ---------

     1.153.  "UCC" means the Uniform Commercial Code as in effect in
              ---
Massachusetts on the date hereof; provided, however, that with respect to the
                                  --------  -------
perfection of the Agent's Lien in the Credit Security and the effect of nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by Section 9-103 of the Uniform Commercial Code as in effect in Massachusetts.

     1.154.  "Uniform Customs and Practice" is defined in Section 2.4.7.
              ----------------------------

     1.155.  "United States Funds" means such coin or currency of the United
              -------------------
States of America as at the time shall be legal tender therein for the payment of public and private debts.

     1.156.  "Wholly Owned Subsidiary" means any Subsidiary of which all of the
              -----------------------
outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares) is owned by the Company (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

     1.157.  "Year 2000 Compliant" is defined in Section 7.19.
              -------------------

     1.158.  "Year 2000 Plan" is defined in Section 5.1.11.
              --------------

2.   The Credits.
     -----------

     2.1.    Revolving Credit.
             ----------------

             2.1.1.  Revolving Loan.  Subject to all the terms and conditions of
                     --------------
     this Agreement and so long as no Default exists, from time to time on and after the Restatement Date and prior to the Final Maturity Date the Lenders will, severally in accordance with their respective Revolving Loan Percentage Interests, make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.1.3. The sum of the aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding plus the Swingline Loan plus the Letter of Credit
                          ----                    ----
     Exposure shall in no event exceed the Maximum Amount of Revolving Credit. In no event will the principal amount of loans at any one time outstanding made by any Lender pursuant to this Section 2.1 exceed such Lender's Commitment.

             2.1.2.  Maximum Amount of Revolving Credit.  The term "Maximum
                     ----------------------------------             -------
     Amount of Revolving Credit" means the lesser of (a) $400,000,000 or (b) the
     --------------------------
     amount (in an integral multiple of $1,000,000 equal to or greater than $10,000,000) to which the then applicable amount set forth in clause (a) shall have been irrevocably reduced from time to time by notice from the Company to the Agent.

             2.1.3.  Borrowing Requests.  The Company may from time to time
                     ------------------
     request a loan under Section 2.1.1 by providing to the Agent a notice (which may be given by a telephone call received by a Lending Officer if promptly confirmed in writing). Such notice must be not later than 2:00 p.m. (Boston time) on the same Banking Day as the requested Closing Date for such loan (third Banking Day prior to the requested Closing Date of such loan if any portion of such loan will be subject to a Eurodollar Pricing Option on the requested Closing Date). The notice must specify (a) the amount of the requested loan (which shall be not less than $500,000 and an integral multiple of $100,000) and (b) the requested Closing Date therefor (which shall be a Banking Day). Upon receipt of such notice, the Agent will promptly inform each other Lender (by telephone or otherwise). Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of the Company with the Agent. In connection with each such loan, the Company shall furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

             2.1.4.  Revolving Loan Account; Revolving Notes.  The Agent will
                     ---------------------------------------
     establish on its books a loan account for the Company (the "Revolving Loan
                                                                 --------------
     Account") which the
     -------

     Agent shall administer as follows: (a) the Agent shall add to the Revolving Loan Account, and the Revolving Loan Account shall evidence, the principal amount of all loans from time to time made by the Lenders to the Company pursuant to Section 2.1.1 and (b) the Agent shall reduce the Revolving Loan Account by the amount of all payments made on account of the Indebtedness evidenced by the Revolving Loan Account. The aggregate principal amount of the Indebtedness evidenced by the Revolving Loan Account is referred to as the "Revolving Loan". The Revolving Loan shall be deemed owed to each
          --------------
     Lender severally in accordance with such Lender's Revolving Loan Percentage Interest, and all payments credited to the Revolving Loan Account shall be for the account of each Lender in accordance with its Revolving Loan Percentage Interest. The Company's obligations to pay each Lender's Revolving Loan Percentage Interest in the Revolving Loan shall be evidenced by a separate note of the Company in substantially the form of Exhibit
     2.1.4 (the "Revolving Notes"), payable to each Lender in maximum principal
                 ---------------
     amount equal to such Lender's Revolving Loan Percentage Interest in the Revolving Loan.

     2.2.    Swingline Credit.
             ----------------

             2.2.1.  Swingline Loan.  Subject to all the terms and conditions of
                     --------------
     this Agreement and so long as no Default exists, from time to time on and after the Restatement Date and prior to the Final Maturity Date, the Swingline Lender will make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.2.2. The sum of the aggregate principal amount of loans made under this Section 2.2 at any one time outstanding plus the Revolving Loan plus the Letter of Credit Exposure
                      ----                    ----
     shall in no event exceed the Maximum Amount of Revolving Credit. In no event will the principal amount of loans made pursuant to this Section 2.2 at any one time outstanding exceed $20,000,000.

             2.2.2.  Borrowing Requests.  The Company may from time to time
                     ------------------
     request a loan under Section 2.2.1 by providing to the Swingline Lender a notice (which may be given by a telephone call received by a Lending Officer). Such notice must be not later than 2:00 p.m. (Boston time) on the requested Closing Date (which must be a Banking Day) for such loan. Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of the Company with the Swingline Lender. In connection with each such loan, if the Swingline Lender shall so request, the Company shall furnish to the Swingline Lender a certificate in substantially the form of Exhibit 5.2.1.

             2.2.3.  Swingline Loan Account; Swingline Notes.  The Swingline
                     ---------------------------------------
     Lender will establish on its books a loan account for the Company (the "Swingline Loan Account") which the Swingline Lender shall administer as
      ----------------------
     follows: (a) the Swingline Lender shall add to the Swingline Loan Account, and the Swingline Loan Account shall evidence, the principal amount of all loans from time to time made by the Swingline Lender to the Company pursuant to Section 2.2.1 and (b) the Swingline Lender shall reduce the Swingline Loan Account by the amount of all payments made on account of the Indebtedness evidenced by the Swingline Loan Account. The aggregate principal amount of the Indebtedness evidenced by the Swingline Loan Account is referred to as the "Swingline Loan". The Company's obligation to pay the Swingline Loan
             --------------
     shall be evidenced by a note of the Company in substantially the form of
     Exhibit 2.2.3 (the "Swingline Note"), payable to the Swingline Lender in
                         --------------
     maximum principal amount equal to the Swingline Loan.

             2.2.4.  Conversion of Swingline Loan into Revolving Loan.  On any
                     ------------------------------------------------
     Banking Day after the occurrence and during the continuance of an Event of Default, the Swingline Lender may, in its sole discretion, give notice to the other Lenders and the Company that the Swingline Loan shall be paid in full with a mandatory borrowing under the Revolving Loan (the "Mandatory
                                                                    ---------
     Borrowing"). Such a notice of a Mandatory Borrowing shall be deemed to have
     ---------
     been automatically given upon a Bankruptcy Default or upon the exercise of any of the remedies provided in Section 8.2. Upon the giving of any such notice or deemed notice, a Mandatory Borrowing under the Revolving Loan in the amount of the Swingline Loan shall be made on the next Banking Day from all Lenders in accordance with their respective Revolving Loan Percentage Interests in the Revolving Loan, and the proceeds thereof shall be applied to the Swingline Lender as a repayment of the Swingline Loan. Each Lender irrevocably agrees to make such loan pursuant to each such Mandatory Borrowing notice in the amount and in the manner specified above in this
     Section 2.2.4, notwithstanding (a) whether any conditions specified in
     Section 5 have been satisfied, (b) that a Default or an Event of Default has occurred and is continuing or (c) the date of such Mandatory Borrowing. In the event that any Mandatory Borrowing cannot for any reason be made on the date required above (including as a result of the commencement of a proceeding under the Bankruptcy Code), each Lender shall promptly purchase from the Swingline Lender as of the date the Mandatory Borrowing otherwise would have occurred such participation in the Swingline Loan as shall be necessary to cause the Lenders to share in the Swingline Loan ratably based upon their respective Revolving Loan Percentage Interests in the Revolving Loan. In the event of such participations, all interest payable on the Swingline Loan shall be for the account of the Swingline Lender until the date on which the participations are required to be purchased and, to the extent attributable to the purchased participations, shall be payable to the participants from and after such date. At the time any such purchase of participations is actually made, the purchasing Lender shall pay the Swingline Lender interest on the principal amount of the participation purchased at the overnight Federal Funds Rate for each day, commencing with the date the Mandatory Borrowing otherwise would have occurred, to the date of payment for such participation.

     2.3.    Term Credit.
             -----------

             2.3.1.  Term Loan.  Subject to all the terms and conditions of this
                     ---------
     Agreement and so long as no Default exists, on the Restatement Date the Lenders will, in accordance with their respective Commitments to make the Term Loan, severally lend to the Company as a term loan, an aggregate amount of $200,000,000. The aggregate principal amount of the loan made pursuant to this Section 2.2.1 at any one time outstanding is referred to as the "Term Loan".  In connection with the Term Loan, the Company shall
          ---------
     furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

             2.3.2.  Term Loan Account; Term Notes.  The Term Loan shall be made
                     -----------------------------
     at the Boston Office by crediting the amount of such loan to the general account of the Company with the Agent. The Agent will establish on its books a loan account for the Company (the "Term Loan Account") which the
                                                -----------------
     Agent shall administer as follows: (a) the Agent shall record and the Term Loan Account shall evidence, the principal amount of the loan made by the Lenders to the Company pursuant to Section 2.3.1 and (b) the Agent shall reduce the Term Loan Account by the amount of all payments made on account of the Indebtedness evidenced by the Term Loan Account. The Agent shall keep a record of the respective interests of the Lenders in the Term Loan Account as part of the Register, which shall evidence the Term Loan. The Term Loan shall be deemed owed to each Lender severally in accordance with such Lender's Term Loan Percentage Interest therein, and all payments thereon shall be for the account of each Lender in accordance with its Term Loan Percentage Interest therein. Upon written request of any Lender, the Company's obligations to pay such Lender's Term Loan Percentage Interest in the Term Loan shall be further evidenced by a separate note of the Company in substantially the form of Exhibit 2.3.2 (the "Term Notes"), payable to
                                                      ----------
     such Lender in accordance with such Lender's Term Loan Percentage Interest in the Term Loan.

     2.4.    Letters of Credit.
             -----------------

             2.4.1.  Issuance of Letters of Credit.  Subject to all the terms
                     -----------------------------
     and conditions of this Agreement and so long as no Default exists, from time to time on and after the Restatement Date and prior to the Final Maturity Date, the Letter of Credit Issuer will issue for the account of the Company or, if the Company shall so direct, for the account of any Guarantor one or more irrevocable documentary or standby letters of credit (the "Letters of Credit"); provided, that the Letter of Credit Exposure
           -----------------
     shall in no event exceed $45,000,000 and the sum of the Letter of Credit Exposure plus the Revolving Loan plus the Swingline Loan shall in no event
              ----                    ----
     exceed the Maximum Amount of Revolving Credit; and, provided, further, that all letters of credit issued pursuant to Section 2.4.1 of the Existing Credit Agreement that are outstanding on the Restatement Date shall be continued and treated in all respects from and after the Restatement Date as Letters of Credit issued under this Section 2.4.1.

             2.4.2.  Requests for Letters of Credit.  The Company may from time
                     ------------------------------
     to time request a Letter of Credit to be issued by providing to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a notice which is actually received not less than two Banking Days prior to the requested Closing Date for such Letter of Credit specifying
     (a) the amount of the requested Letter of Credit, (b) the beneficiary thereof, (c) the requested Closing Date and (d) the principal terms of the text for such Letter of Credit. Each Letter of Credit will be issued by forwarding it to the Company or to such other Person as directed in writing by the Company, with a copy to the

     Company. In connection with the issuance of any Letter of Credit, the Company shall furnish to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a certificate in substantially the form of Exhibit 5.2.1 and any customary application forms required by the Letter of Credit Issuer.

             2.4.3.  Form and Expiration of Letters of Credit.  Each Letter of
                     ----------------------------------------
     Credit issued under this Section 2.4 and each draft accepted or paid under such a Letter of Credit shall be issued, accepted or paid, as the case may be, by the Letter of Credit Issuer at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) the date twelve months after the date of issuance or (b) the Final Maturity Date. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form as is generally acceptable in the petroleum industry, shall be in such amount as the Letter of Credit Issuer and the Company may agree upon at the time such Letter of Credit is issued and shall include a requirement of not less than three Banking Days after presentation of a draft before payment must be made thereunder.

             2.4.4.  Lenders' Participation in Letters of Credit.  Upon the
                     -------------------------------------------
     issuance of any Letter of Credit, a participation therein, in an amount equal to each Lender's Revolving Loan Percentage Interest, shall automatically be deemed granted by the Letter of Credit Issuer to each Lender on the date of such issuance and the Lenders shall automatically be obligated, as set forth in Section 12.4, to reimburse the Letter of Credit Issuer to the extent of their respective Revolving Loan Percentage Interests for all obligations incurred by the Letter of Credit Issuer to third parties in respect of such Letter of Credit not reimbursed by the Company. The Letter of Credit Issuer will send to each Lender (and the Agent if the Letter of Credit Issuer is not the Agent) a confirmation regarding the participations in Letters of Credit outstanding during such month.

             2.4.5.  Presentation.  The Letter of Credit Issuer may accept or
                     ------------
     pay any draft presented to it, regardless of when drawn and whether or not negotiated, if such draft, the other required documents and any transmittal advice are presented to the Letter of Credit Issuer and dated on or before the expiration date of the Letter of Credit under which such draft is drawn. Except insofar as instructions actually received may be given by the Company in writing expressly to the contrary with regard to, and prior to, the Letter of Credit Issuer's issuance of any Letter of Credit for the account of the Company and such contrary instructions are reflected in such Letter of Credit, the Letter of Credit Issuer may honor as complying with the terms of the Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents. Within two Banking Days following the presentation of a draft under any Letter of Credit, the Letter of Credit Issuer shall give notice thereof to the Company, which notice shall be accompanied by copies of the draft and all documents presented therewith.

             2.4.6.  Payment of Drafts.  At such time as a Letter of Credit
                     -----------------
     Issuer makes any payment on a draft presented or accepted under a Letter of Credit, the Company will on demand pay to such Letter of Credit Issuer in immediately available funds the amount of such payment. Unless the Company shall otherwise pay to the Letter of Credit Issuer the amount required by the foregoing sentence, any such amount paid prior to the Final Maturity Date shall be considered a loan under Section 2.1.1 and part of the Revolving Loan. So long as no Default shall exist or be created thereby, the addition of such amount to the Revolving Loan pursuant to the preceding sentence shall constitute payment for the purposes of this Section 2.4.6.

             2.4.7.  Uniform Customs and Practice.  The Uniform Customs and
                     ----------------------------
     Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Letter of Credit Issuer (the "Uniform Customs and Practice"), shall be
                                       ----------------------------
     binding on the Company and the Letter of Credit Issuer except to the extent otherwise provided herein, in any Letter of Credit or in any other Credit Document. Anything in the Uniform Customs and Practice to the contrary notwithstanding:

             (a) Neither the Company nor any beneficiary of any Letter of Credit shall be deemed an agent of any Letter of Credit Issuer.

             (b) With respect to each Letter of Credit, neither the Letter of Credit Issuer nor its correspondents shall be responsible for or shall have any duty to ascertain:

                     (i)   the genuineness of any signature;

                     (ii) the validity, form, sufficiency, accuracy, genuineness or legal effect of any endorsements;

                     (iii) delay in giving, or failure to give, notice of
             arrival, notice of refusal of documents or of discrepancies in respect of which any Letter of Credit Issuer refuses the documents or any other notice, demand or protest;

                     (iv) the performance by any beneficiary under any Letter of Credit of such beneficiary's obligations to the Company;

                     (v) inaccuracy in any notice received by the Letter of Credit Issuer;

                     (vi) the validity, form, sufficiency, accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft, or the office held by or the authority of any Person signing any of the same; or

                   (vii) failure of any instrument to bear any reference or
             adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

             (c) The occurrence of any of the events referred to in the Uniform Customs and Practice or in the preceding clauses of this Section
     2.4.7 shall not affect or prevent the vesting of any of the Letter of Credit Issuer's rights or powers hereunder or the Company's obligation to make reimbursement of amounts paid under any Letter of Credit or any draft accepted thereunder.

             (d) Upon receipt, the Company will promptly examine (i) each Letter of Credit (and any amendments thereof) sent to it by the Letter of Credit Issuer and (ii) all instruments and documents delivered to it from time to time by the Letter of Credit Issuer. The Company will notify the Letter of Credit Issuer of any claim of noncompliance by notice actually received within 36 hours (excluding hours included in non-Banking Days) after receipt of any of the foregoing documents, the Company being conclusively deemed to have waived any such claim against such Letter of Credit Issuer and its correspondents unless such notice is given.

             (e) In the event of any conflict between the provisions of this Agreement and the Uniform Customs and Practice, the provisions of this Agreement shall govern.

             2.4.8.  Subrogation.  Upon any payment by a Letter of Credit Issuer
                     -----------
     under any Letter of Credit and until the reimbursement of such Letter of Credit Issuer by the Company with respect to such payment as provided in
     Section 2.4.6, the Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Company, all for the benefit of the Lenders. The Company will take such action as the Letter of Credit Issuer may reasonably request, including requesting the beneficiary of any Letter of Credit to execute such documents as the Letter of Credit Issuer may reasonably request, to assure and confirm to the Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

             2.4.9.  Modification, Consent, etc.  If the Company requests or
                     --------------------------
     consents in writing to any modification or extension of any Letter of Credit, or waives in writing any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Letter of Credit Issuer consents thereto, the Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Company with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Letter of Credit Issuer pursuant to any such request, consent or waiver.

     2.5.    Application of Proceeds.
             -----------------------

             2.5.1.  Revolving Loan.  Subject to Section 2.5.6 and the other
                     --------------
     provisions of this Agreement, the Company will apply the proceeds of the Revolving Loan to refinance the Company's obligations under the Existing Credit Agreement, to fund acquisitions and capital expenditures, and for working capital and other lawful corporate purposes of the Company and its Subsidiaries.

             2.5.2.  Swingline Loan.  Subject to Section 2.5.6 and the other
                     --------------
     provisions of this Agreement, the Company will apply the proceeds of the Swingline Loan for working capital and other lawful corporate purposes of the Company and its Subsidiaries.

             2.5.3.  Term Loan.  Subject to Section 2.5.6 and the other
                     ---------
     provisions of this Agreement, the Company will apply the proceeds of the Term Loan to refinance the Company's obligations under the Existing Credit Agreement, to fund the acquisition under the Acquisition Agreement and capital expenditures, and for working capital and other lawful corporate purposes of the Company and its Subsidiaries.

             2.5.4.  [Intentionally Omitted].

             2.5.5.  Letters of Credit.  Subject to Section 2.5.6 and the other
                     -----------------
     provisions of this Agreement, Letters of Credit shall be issued only for such lawful corporate purposes as the Company has requested in writing.

             2.5.6.  Specifically Prohibited Applications. The Company will not,
                     ------------------------------------
     directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by the Foreign Trade Regulations, by other Legal Requirements applicable to the Lenders or by the Credit Documents.

     2.6.    Nature of Obligations of Lenders to Make Extensions of Credit.  The
             -------------------------------------------------------------
Lenders' obligations to extend credit under this Agreement are several and are not joint or joint and several. Notwithstanding the foregoing, the obligation to make a Swingline Loan shall be an obligation solely of the Swingline Lender. If on any Closing Date any Lender shall fail to perform its obligations under this Agreement, the aggregate amount of Commitments to make the extensions of credit under this Agreement shall be reduced by the amount of unborrowed Commitment of the Lender so failing to perform and the Percentage Interests, Revolving Loan Percentage Interests and Term Loan Percentage Interests shall be appropriately adjusted. Lenders that have not failed to perform their obligations to make the extensions of credit contemplated by Section 2 may, if any such Lender so desires, assume, in such proportions as such Lenders may agree, the obligations of any Lender who has so failed and the Percentage Interests, Revolving Loan Percentage Interests and Term Loan Percentage Interests shall be appropriately adjusted. The provisions of this Section 2.6 shall not affect the rights of the Company against any Lender failing to perform its obligations hereunder.

3.   Interest; Eurodollar Pricing Options; Fees.
     ------------------------------------------

     3.1.   Interest.  The Revolving Loan and the Term Loan shall accrue and
            --------
bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Revolving Loan and the Term Loan, the Company will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Loan which was not subject to a Eurodollar Pricing Option. On the last day of each Eurodollar Interest Period or on any earlier termination of any Eurodollar Pricing Option, the Company will pay the accrued and unpaid interest on the portion of the Loan which was subject to the Eurodollar Pricing Option which expired or terminated on such date. In the case of any Eurodollar Interest Period longer than three months, the Company will also pay the accrued and unpaid interest on the portion of the Revolving Loan and the Term Loan, respectively, subject to the Eurodollar Pricing Option having such Eurodollar Interest Period at three-month intervals, the first such payment to be made on the last Banking Day of the three-month period which begins on the first day of such Eurodollar Interest Period. On the stated or any accelerated maturity of the Revolving Loan or the Term Loan, the Company will pay all accrued and unpaid interest on the Revolving Loan or the Term Loan, as the case may be, including any accrued and unpaid interest on any portion of the Revolving Loan or the Term Loan, as the case may be, which is subject to a Eurodollar Pricing Option. The Swingline Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Swingline Rate. Interest on the Swingline Loan shall be calculated on a daily basis and on the basis of a year of 360 days. Prior to any stated or accelerated maturity of the Swingline Loan, the Company will on each Wednesday, beginning on the first Wednesday after the Restatement Date, pay the accrued and unpaid interest, if any, on such Indebtedness. On any stated or accelerated maturity of the Swingline Loan all accrued and unpaid interest thereon shall be forthwith due and payable. All payments of interest hereunder in respect of the Swingline Loan shall be made by the Company to the Agent for the account of the Swingline Lender. In addition, the Company will on demand pay interest on any overdue installments of principal and, to the extent not prohibited by applicable law, on any overdue installments of interest, fees and any other overdue amounts owed under any Credit Document at a rate per annum equal to the sum of 2% plus the highest Applicable Rate then
                                           ----
in effect or at a rate per annum equal to the sum of 2% plus the Swingline Rate
                                                        ----
then in effect in the case of overdue installments of principal and interest with respect to a Swingline Loan (the "Overdue Rate"). All payments of interest
                                       ------------
hereunder shall be made to the Agent for the account of each Lender in accordance with such Lender's Revolving Loan Percentage Interest or Term Loan Percentage Interest, as the case may be.

     3.2.   Eurodollar Pricing Options.
            --------------------------

            3.2.1.  Election of Eurodollar Pricing Options.  Subject to all of
                    --------------------------------------
     the terms and conditions hereof and so long as no Default exists, the Company may from time to time, by irrevocable notice to the Agent actually received not less than three Banking Days prior to the commencement of the Eurodollar Interest Period selected in such notice, elect to have such portion of the Loan (excluding the Swingline Loan) as the Company may specify in such notice accrue and bear interest during the Eurodollar Interest Period so selected at the Applicable Rate computed on the basis of the Eurodollar Rate. No such election shall become effective:

            (a) if, prior to the commencement of any such Eurodollar Interest Period, the Agent determines that (i) the electing or granting of the Eurodollar Pricing Option in question would violate a Legal Requirement, (ii) Eurodollar deposits in an amount comparable to the principal amount of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the proposed Eurodollar Interest Period are not readily available in the inter-bank Eurodollar market, or (iii) by reason of circumstances affecting the inter-bank Eurodollar market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Eurodollar Interest Period; or

            (b) if any Lender shall have advised the Agent by telephone or otherwise at or prior to noon (Boston time) on the second Banking Day prior to the commencement of such proposed Eurodollar Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such Eurodollar deposits, such Lender reasonably anticipates that Eurodollar deposits in an amount equal to the Revolving Loan Percentage Interest or Term Loan Percentage Interest, as the case may be, of such Lender in the portion of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the Eurodollar Interest Period in question will not be offered in the Eurodollar market to such Lender.

            3.2.2.  Notice to Lenders and Company.  The Agent will promptly
                    -----------------------------
     inform each Lender (by telephone or otherwise) of each notice received by it from the Company pursuant to Section 3.2.1 and of the Eurodollar Interest Period specified in such notice. Upon determination by the Agent of the Eurodollar Rate for such Eurodollar Interest Period or in the event such election shall not become effective, the Agent will promptly notify the Company and each Lender (by telephone or otherwise) of the Eurodollar Rate so determined or why such election did not become effective, as the case may be.

            3.2.3.  Selection of Eurodollar Interest Periods.  Eurodollar
                    ----------------------------------------
     Interest Periods shall be selected so that:

            (a) the minimum portion of the Loan subject to any Eurodollar Pricing Option shall be $1,000,000 and an integral multiple of $500,000;

            (b) no more than ten Eurodollar Pricing Options shall be outstanding at any one time;

            (c) no Eurodollar Interest Period with respect to any part of the Revolving Loan subject to a Eurodollar Pricing Option shall expire later than the Final Maturity Date; and

            (d) no Eurodollar Interest Period with respect to any part of the Term Loan subject to a Eurodollar Pricing Option shall expire later than the Final Term Loan Maturity Date.

            3.2.4.  Additional Interest.  If any portion of the Loan subject to
                    -------------------
     a Eurodollar Pricing Option is repaid, or any Eurodollar Pricing Option is terminated for any reason (including without limitation any requirement hereunder that all or a portion of the Loan be prepaid or any acceleration of the maturity of the Loan), on a date which is prior to the last Banking Day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option, the Company will pay to the Agent for the account of each Lender in accordance with such Lender's Revolving Loan Percentage Interest or Term Loan Percentage Interest, as the case may be, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such Eurodollar Interest Period on the portion of the Loan so repaid, or as to which a Eurodollar Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such Eurodollar Pricing Option minus (b) the lowest rate
                                                       -----
     of interest obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such Eurodollar Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the unexpired portion of such Eurodollar Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Agent of such amount of interest shall, in the absence of demonstrable error, be conclusive. For purposes of this
     Section 3.2.4, if any portion of the Loan which was to have been subject to a Eurodollar Pricing Option is not outstanding on the first day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option other than for reasons described in Section 3.2.1, the Company shall be deemed to have terminated such Eurodollar Pricing Option.

            3.2.5.  Violation of Legal Requirements.  If any Legal Requirement
                    -------------------------------
     shall prevent any Lender from funding or maintaining through the purchase of deposits in the interbank Eurodollar market any portion of the Loan subject to a Eurodollar Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2, (a) the Agent may by notice to the Company describing such Legal Requirement terminate all of the affected Eurodollar Pricing Options, (b) the portion of the Loan subject to such terminated Eurodollar Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Company shall make any payment required by
     Section 3.2.4.

            3.2.6.  Funding Procedure.  The Lenders may fund any portion of the
                    -----------------
     Loan subject to a Eurodollar Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Loan subject to a Eurodollar Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under Sections 3.2.4, 3.5, 3.6, 3.7 and 3.8, shall be computed as if each Lender had actually funded such Lender's Revolving Loan Percentage Interest or Term Loan Percentage Interest, as the case may be, in such portion of the Loan through the purchase of deposits in such amount of the type by which the Eurodollar Basic Rate was determined with a maturity the same as the applicable Eurodollar Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable Eurodollar Office to one of such Lender's offices in the United States of America.

     3.3.   Facility Fees.  In consideration of the Lenders' commitments to make
            -------------
the extensions of credit provided for in Section 2, while such commitments are outstanding, the Company will pay to the Agent for the account of the Lenders in accordance with the Lenders' respective Revolving Loan Percentage Interests, on each Payment Date and on the Final Maturity Date, an amount equal to interest computed at a rate per annum equal to the Facility Fee Rate on the average daily Maximum Amount of Revolving Credit during the quarter or portion thereof ending on such Payment Date or, as the case may be, the Final Maturity Date; provided,
                                                                      --------
however, that the first such payment shall be for the period beginning on the
-------
Restatement Date and ending on the first Payment Date.

     3.4.   Letter of Credit Fees.  The Company will pay to the Agent for the
            ---------------------
account of each of the Lenders, in accordance with the Lenders' respective Revolving Loan Percentage Interests, on each Payment Date and on the Final Maturity Date, a Letter of Credit fee equal to interest at a rate per annum equal to the Letter of Credit Fee Rate on the average daily Letter of Credit Exposure during the quarter or portion thereof ending on such Payment Date or, as the case may be, the Final Maturity Date; provided, that if any Letter of Credit or any extension of a Letter of Credit would produce a fee hereunder that is less than $250 during the term of such Letter of Credit or extension, the fee owing to the Lenders hereunder with respect to such Letter of Credit or extension shall be $250. The Company also will pay to the Letter of Credit Issuer (i) on the date of issuance of each Letter of Credit an issuance fee of $150 with respect to such Letter of Credit, (ii) on each Payment Date and on the Final Maturity Date, an additional Letter of Credit fee equal to interest at the rate of one-eighth of one percent (1/8%) per annum on the average daily Letter of Credit Exposure during the quarter or portion thereof ending on such Payment Date or, as the case may be, the Final Maturity Date and (iii) as invoiced, other customary service charges and expenses for the services of the Letter of Credit Issuer in connection with the Letters of Credit at the times and in the amounts from time to time in effect in accordance with its general rate structure, including fees and expenses relating to issuance, amendment, negotiation, cancellation and similar operations.

     3.5.   Reserve Requirements, etc.  If any Legal Requirement shall (a)
            -------------------------
impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability or the Letters of Credit, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability or the Letters of Credit, or (c) change the basis of taxation of Funding Liabilities or payments in respect of any Letter of Credit (other than changes in the rate of taxes measured by the overall net income of such Lender) and the effect of any of the foregoing shall be to increase the cost to any Lender of issuing, making, funding or maintaining its respective Revolving Loan Percentage Interest or Term Loan Percentage Interest, as the case may be, in any portion of the Loan subject to a Eurodollar Pricing Option or any Letter of Credit, to reduce the amounts received or receivable by such Lender under this Agreement or to require such Lender to make any payment or forego any amounts otherwise payable to such Lender under this Agreement, then, within 15 days after the receipt by the Company of a certificate from such Lender setting forth why it is claiming compensation under this Section 3.5 and computations (in reasonable detail) of the amount thereof, the Company shall pay to the Agent for the account of such Lender such additional amounts as are specified by such Lender in such certificate as sufficient to compensate such Lender for such increased cost or such reduction, together with interest at the Overdue Rate on such amount from the 15th day after receipt of such certificate until payment in full thereof; provided, however, that the foregoing provisions shall not apply to any Tax or
--------  -------
to any reserves which are included in computing the Eurodollar Reserve Rate. The determination by such Lender of the amount of such costs shall, in the absence of demonstrable error, be conclusive. The Company shall be entitled to replace any such Lender in accordance with Section 13.3.

     3.6.   Taxes.  All payments of the Credit Obligations shall be made without
            -----
set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Company is required by law to make such deductions. If (a) any Lender shall be subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder or (b) the Company shall be required to withhold or deduct any Tax on any payment on the Credit Obligations, within 15 days after the receipt by the Company of a certificate from such Lender setting forth why it is claiming compensation under this Section 3.6 and computations (in reasonable detail) of the amount thereof, the Company shall pay to the Agent for such Lender's account such additional amount as is necessary to enable such Lender to receive the amount of Tax so imposed on the Lender's obligations hereunder or the full amount of all payments which it would have received on the Credit Obligations (including amounts required to be paid under Sections 3.5, 3.7, 3.8 and this Section 3.6) in the absence of such Tax, as the case may be, together with interest at the Overdue Rate on such amount from the 15th day after receipt of such certificate until payment in full thereof. Whenever Taxes must be withheld by the Company with respect to any payments of the Credit Obligations, the Company shall promptly furnish to the Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Company fails to pay any such Taxes when due or fails to remit to the Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Company shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. The determination by such Lender of the amount of such Tax and the basis therefor shall, in the absence of demonstrable error, be conclusive. The Company shall be entitled to replace any such Lender in accordance with Section 13.3.

     3.7.   Capital Adequacy.  If any Lender shall determine that compliance by
            ----------------
such Lender with any Legal Requirement regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such compliance and assuming that such Lender's capital was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then, within 15 days after the receipt by the Company of a certificate from such Lender setting forth why it is claiming compensation under this Section 3.7 and computations (in reasonable detail) of the amount thereof, the Company shall pay to the Agent for the account of such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest at the Overdue Rate on each such amount from the 15th day after receipt of such certificate until payment in full thereof. The determination by such Lender of the amount to be paid to it and the basis for computation thereof shall, in the absence of demonstrable error, be conclusive. In determining such amount, such Lender may use any reasonable averaging, allocation and attribution methods. The Company shall be entitled to replace any such Lender in accordance with Section 13.3.

     3.8.   Regulatory Changes.  If any Lender shall determine that (a) any
            ------------------
change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the Letters of Credit or the return to be earned by such Lender on the Loan or the Letters of Credit, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan or the Letters of Credit, or (iii) require such Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document, and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then, within 15 days after the receipt by the Company of a certificate from such Lender setting forth why it is claiming compensation under this Section 3.8 and computations (in reasonable detail) of the amount thereof, the Company shall pay to such Lender such additional amounts as such Lender determines will, together with any adjustment in the Applicable Rate, fully compensate for such reduction, increased cost or payment, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Overdue Rate. The determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of demonstrable error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods. The Company shall be entitled to replace any such Lender in accordance with Section 13.3.

     3.9.   Computations of Interest and Fees.  For purposes of this Agreement,
            ---------------------------------
interest, facility fees and Letter of Credit fees (and any other amount expressed as interest or such fees) shall be computed on the basis of a 360-day year for actual days elapsed. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall, except as otherwise provided in the Eurodollar Interest Period, be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate or, in the case of principal of the Swingline Loan, at the Swingline Rate.

4.   Payment.
     -------

     4.1.   Payment at Maturity.  In the case of the Revolving Loan and the
            -------------------
Swingline Loan, on the Final Maturity Date, and in the case of the Term Loan, on the Final Term Loan Maturity Date, and on any accelerated maturity of the Loan, the Company will pay to the Agent for the account of the Lenders an amount equal to the Loan then due, together with all accrued and unpaid interest thereon and all other Credit Obligations then outstanding.

     4.2.   Contingent Required Prepayments.
            -------------------------------

            4.2.1.  Excess Credit Exposure.  If at any time the Revolving Loan
                    ----------------------
     exceeds the Maximum Amount of Revolving Credit, the Company will within three Banking Days pay the amount of such excess to the Agent for the account of the Lenders. If at any time the Swingline Loan exceeds $20,000,000, the Company will within three Banking Days pay the amount of such excess to the Swingline Lender.

            4.2.2.  Letter of Credit Exposure.  If at any time the Letter of
                    -------------------------
     Credit Exposure exceeds the limits set forth in Section 2.4, the Company will promptly pay the amount of such excess to the Agent for the account of the Lenders to be applied as provided in Section 4.6.

     4.3.   Scheduled Required Prepayments.  On the Payment Date in March, June,
            ------------------------------
September and December set forth below (both dates inclusive), the Borrower will pay to the Agent as a prepayment of the Term Loan the lesser of (a) the amount set forth below for such month or (b) the amount of the Term Loan then outstanding.

           Payment Dates in March,
        June, September and December                              Amount
        ----------------------------                              ------

     September 2000 through June 2004                          $ 1,250,000

     September 2004 through June 2005                           15,000,000

     September 2005 through June 2006                           30,000,000

     4.4.   [Intentionally Omitted].

     4.5.   Voluntary Prepayments.  In addition to the prepayments required by
            ---------------------
Sections 4.2 and 4.3, the Company may from time to time prepay all or any portion of the Revolving Loan or Term Loan (in a minimum amount of $1,000,000 and an integral multiple of $100,000). Any such prepayments of the Revolving Loan shall be without premium or penalty of any type (except as provided in Section 3.2.4 with respect to the early termination of Eurodollar Pricing Options). Any such prepayments of the Term Loan shall be accompanied by the payment of any additional interest required by Section 3.2.4 with respect to any early termination of Eurodollar Pricing Options and, with respect to any such prepayment of the Term Loan made prior to April 1, 2001, by the payment of a prepayment premium in an amount determined as follows: (i) if such prepayment occurs on or before March 31, 2000, a premium equal to one-half of one percent (0.50%) of the principal amount prepaid and (ii) if such prepayment occurs after March 31, 2000 and on or before March 31, 2001, a premium equal to one-quarter of one percent (0.25%) of the principal amount prepaid. The Company shall give the Agent at least three Banking Days prior notice of its intention to prepay, specifying the date of payment, the total amount of the Revolving Loan or Term Loan to be paid on such date and the amount of interest to be paid with such prepayment. At any time or from time to time upon telephone notice to the Swingline Lender, given not later than 3:00 p.m. (Boston time) on any Banking Day, the Company shall have the right to prepay, without premium or penalty of any type, all or any part of the outstanding principal amount of its Swingline Loan in such amounts as are not less than $100,000 and in integral multiples of $50,000, unless such payment is equal to the entire outstanding principal amount of the Swingline Loan.

     4.6.   Letters of Credit.  If on the stated or any accelerated maturity of
            -----------------
the Credit Obligations the Lenders shall be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Company will either:

            (a) prepay such obligation by depositing with the Agent an amount of cash, or

            (b) deliver to the Agent a standby letter of credit (designating the Agent as beneficiary and issued by a bank and on terms reasonably acceptable to the Agent),

in each case in an amount equal to the portion of the then Letter of Credit Exposure issued for the account of the Company. Any such cash so deposited and the cash proceeds of any draw under any standby letter of credit so furnished, including any interest thereon, shall be returned by the Agent to the Company only when, and to the extent that, the amount of such cash held by the Agent exceeds the Letter of Credit Exposure at a time when no Default exists; provided, however, that if an Event of Default occurs and the Credit Obligations
--------  -------
become or are declared immediately due and payable, the Agent may apply such cash, including any interest thereon, to the payment of any of the Credit Obligations as provided in Section 10.5.6.

     4.7.   Reborrowing; Application of Payments, etc.
            ------------------------------------------

            4.7.1.  Reborrowing.  The amounts of the Revolving Loan prepaid
                    -----------
     pursuant to Section 4.2.1 or 4.5 may be reborrowed from time to time prior to the Final Maturity Date in accordance with Section 2.1, subject to the limits set forth therein. The amounts of the Swingline Loan prepaid pursuant to Section 4.2.1 or 4.5 may be reborrowed from time to time prior to the Final Maturity Date in accordance with Section 2.2, subject to the limits set forth therein. No amount of the Term Loan that is repaid may be reborrowed hereunder.

            4.7.2.  Order of Application.  Any prepayment of the Revolving Loan
                    --------------------
     or the Term Loan shall be applied first to the portion thereof not then subject to Eurodollar Pricing Options, then the balance of any such prepayment shall be applied to the portion thereof then subject to Eurodollar Pricing Options, in the chronological order of the respective maturities thereof, together with any payments required by Section 3.2.4.

            4.7.3.  Payment with Accrued Interest, etc.  Upon all prepayments of
                    ----------------------------------
     the Term Loan, the Company shall pay to the Agent the principal amount to be prepaid, together with unpaid interest in respect thereof accrued to the date of prepayment, any additional interest with respect thereto under
     Section 3.2.4 and any prepayment premium owing with respect thereto under
     Section 4.5. Notice of prepayment having been given in accordance with
     Section 4.5, and whether or not notice is given of prepayments pursuant to
     Section 4.2 the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

            4.7.4.  Payments for Lenders.  All payments of principal hereunder
                    --------------------
     shall be made to the Agent for the account of the Lenders in accordance with the Lenders' respective Revolving Loan Percentage Interests or Term Loan Percentage Interests, as the case may be.

5.   Conditions to Extending Credit.
     ------------------------------

     5.1.   Conditions on Restatement Date.  The obligations of the Lenders to
            ------------------------------
make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Restatement Date, of the conditions set forth in this Section 5.1 as well as the further conditions in Section 5.2. If the conditions set forth in this Section 5.1 are not met on or prior to the Restatement Date, the Lenders shall have no obligation to make any extensions of credit hereunder.

            5.1.1.  Notes.  The Company shall have duly executed and delivered
                    -----
     to the Agent a Revolving Note and a Term Note for each Lender committing to the Revolving Loan and the Term Loan, respectively, and a Swingline Note for the Swingline Lender.

          5.1.2.  Perfection of Security. Each Obligor shall have duly
                  ----------------------
     authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements and other instruments as the Agent may have requested in order to perfect the Liens purported or required pursuant to the Credit Documents to be created in the Credit Security. All Liens securing amounts owing under the Existing Credit Agreement shall remain in effect as part of the Credit Security.

          5.1.3.  Payment of Fees. The Company shall have paid to the Agent for
                  ---------------
     the account of BankBoston all fees required to be paid on or prior to the Restatement Date pursuant to the separate agreement dated June 4, 1999 among the Company, BankBoston and the Syndication Agent (the "BankBoston
                                                                   ----------
     Fee Letter") and the fees and disbursements of the Agent's special counsel
     ----------
     and other costs and expenses of the Agent for which statements have been rendered on or prior to the Restatement Date.

          5.1.4.  Legal Opinions. On the Restatement Date, the Lenders shall
                  --------------
     have received from the following counsel their respective opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance satisfactory to the Required
     Lenders:

          (a) Erik B. Carlson, general counsel of the Company and its Subsidiaries.

          (b) Jennifer J. May, associate counsel of certain Subsidiaries of the Company.

          (c)     Ropes & Gray, special counsel for the Agent.

          Each of the Company and its Subsidiaries authorizes and directs its counsel to furnish the foregoing opinions.

          5.1.5.  [Intentionally omitted.]
                   ---------------------

          5.1.6.  Prudential Consent. Prudential and each other holder of
                  ------------------
     Indebtedness issued under the Master Shelf Agreement shall have consented, to the extent required under the Master Shelf Agreement and the Intercreditor Agreement, to the modifications of the Existing Credit Agreement effected hereby, the terms and conditions of such consent to be satisfactory to the Required Lenders, and shall have acknowledged that the Intercreditor Agreement remains in full force and effect; and the covenants of the Company set forth in the Master Shelf Agreement shall have been amended to reflect the covenant modifications of the Existing Credit Agreement made herein.

          5.1.7.  No Material Adverse Change. There shall have been no Material
                  --------------------------
     Adverse Change in the Company since April 30, 1998.

          5.1.8.  No Order, Injunction or Litigation. There has been no order,
                  ----------------------------------
     injunction or other pending litigation, which in the sole judgment of the Agent, causes a reasonable possibility of a decision which could materially adversely affect the ability of the Company or its Subsidiaries to perform under the Credit Documents or affect the Agent's rights under the Credit Documents or its ability to exercise such rights.

          5.1.9.  Adverse Market Change. Since June 4, 1999 no material adverse
                  ---------------------
     change shall have occurred in the syndication markets for credit facilities similar in nature to this Agreement and no material disruption of or material adverse change in the financial, banking or capital markets that would have an adverse effect on such syndication market shall have occurred, in each case as determined by the Agent and the Syndication Agent in their sole discretion.

          5.1.10. Acquisition. Other than as consented to by the Agent in
                  -----------
     writing:

          (a) The provisions of the Acquisition Agreement shall not have been amended, modified, waived or terminated.

          (b) All of the representations and warranties of the Seller set forth in the Acquisition Agreement shall be complete and correct in all material respects on and as of the Restatement Date with the same force and effect as though made on and as of such date.

          (c) All of the other conditions to the obligations of the Company set forth in the Acquisition Agreement shall have been satisfied.

          (d) Any material consent, authorization, order or approval of any Person required in connection with the transactions contemplated by the Acquisition Agreement shall have been obtained and shall be in full force and effect.

          (e) All of the items required to be delivered under the Acquisition Agreement shall have been so delivered.

          (f) Contemporaneously with the making by the Lenders of the extension of credit hereunder on the Restatement Date, the Company shall have furnished to the Lenders a certificate, signed by a Financial Officer, to the effect that the closing has occurred under the Acquisition Agreement.

          5.1.11. Year 2000 Plan. The Company and its Subsidiaries will have
                  --------------
     informed the Lenders, in reasonable detail, of the actions the Company and its Subsidiaries have taken and will be taking to become Year 2000 Compliant (the "Year 2000 Plan").
                     --------------

          5.1.12. Pro forma Compliance.
                  --------------------

          (a) After giving effect to the closing under the Acquisition Agreement and the incurrence of the Credit Obligations contemplated to be incurred on the Restatement Date, the Company and its Subsidiaries, taken as a whole:

               (i)   will be solvent;

               (ii) will have assets having a fair saleable value in excess of the amount required to pay their probable liability on their existing debts as such debts become absolute and mature;

               (iii) will have access to adequate capital for the conduct of their business; and

               (iv) will have the ability to pay their debts from time to time incurred as such debts mature.

          (b) The Company shall have furnished to the Lenders a certificate, signed by a Financial Officer, to such effect, together with calculations pursuant to Sections 6.9 and 7.2.1(d) with respect to the Computation Covenants, in each case using the financial statements of the Company and its Subsidiaries as of March 31, 1999 and of the Acquired Assets as of March 31, 1999 and giving pro forma effect to the closing under the Acquisition Agreement and the incurrence of the Credit Obligations contemplated to be incurred on the Restatement Date.

          5.1.13. Subordinated Debentures. The holders of the Subordinated
                  -----------------------
     Debentures shall have consented to the execution and delivery of this Agreement and shall have agreed that the Credit Obligations constitute "Superior Indebtedness" with respect to the Subordinated Debentures.

     5.2. Conditions to Each Extension of Credit. The obligations of the
          --------------------------------------
Lenders to make any extension of credit pursuant to Section 2 (which, for the avoidance of any doubt, shall not include any pricing election under Section
3.2.2 with respect to any portion of the Loan that is already outstanding) shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

          5.2.1.  Officer's Certificate. The representations and warranties
                  ---------------------
     contained in Sections 7 and 10.3 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); provided, that the information contained in Exhibits 7.1, 7.3 and 7.15 shall be correct as most recently supplemented, including any supplements thereto noted in the certificate provided under this Section 5.2.1; no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred since April 30, 1998 and be continuing on such Closing Date; and the Company shall have furnished to the Agent in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 5.2.1, signed by a Financial Officer.

          5.2.2.  Proper Proceedings. This Agreement, each other Credit
                  ------------------
     Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

          5.2.3.  Legality, etc. The making of the requested extension of credit
                  -------------
     shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Company is required to reimburse the Lenders under
     Section 3.6), (b) be prohibited by any Legal Requirement or (c) violate any credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is in the best interests of such Lender.

          5.2.4.  General. All legal and corporate proceedings in connection
                  -------
     with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent; and the Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of the Company and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

6.   General Covenants. Each of the Company and the Guarantors covenants that,
     -----------------
until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, the Company and its Subsidiaries will comply with the following provisions:

     6.1. Taxes and Other Charges; Accounts Payable.
          -----------------------------------------

          6.1.1.  Taxes and Other Charges. Each of the Company and its
                  -----------------------
     Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all material taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however,
                                                          --------  -------
     that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall have set aside on its books adequate reserves with respect thereto to the extent required by GAAP; and provided, further, that each of the Company and its Subsidiaries
               --------  -------
     shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

          6.1.2.  Accounts Payable. Each of the Company and its Subsidiaries
                  ----------------
     shall promptly pay when due, or in conformity with customary trade terms, all other material Indebtedness incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such
                                       --------  -------
     Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall have set aside on its books adequate reserves with respect thereto to the extent required by GAAP.

     6.2. Conduct of Business, etc.
          ------------------------

          6.2.1.  Types of Business. The Company and its Subsidiaries shall
                  -----------------
     engage principally in the business of (a) providing transportation, terminaling and storage services for petroleum products and the distribution, purchase and/or sale of petroleum products, chemicals and other bulk liquids, (b) natural gas gathering, processing, transmission and marketing and (c) other activities related thereto. The Company and its Subsidiaries may engage in businesses other than those described in the preceding sentence, provided that the gross revenues of such other businesses in any fiscal year of the Company shall not exceed 10% of the Consolidated gross revenues of the Company and its Subsidiaries.

          6.2.2.  Maintenance of Properties. Each of the Company and its
                  -------------------------
     Subsidiaries:

          (a) shall keep its properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto as are necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where failure to comply with such provisions has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change; and

          (b) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business; provided, however, that this Section
                                         --------  -------
     6.2.2(b) shall not prevent the merger, consolidation or liquidation of Subsidiaries permitted by Section 6.11.

          6.2.3.  Statutory Compliance. Each of the Company and its Subsidiaries
                  --------------------
     shall comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where failure so to comply with such provisions has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change.

          6.2.4.  Compliance with Material Agreements. Each of the Company and
                  -----------------------------------
     its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders; provided, without limitation of the foregoing, that any modification of the Master Shelf Agreement that would cause the covenants of the Company or the defaults thereunder to be more restrictive than the covenants or defaults, respectively, contained in this Agreement or that would constitute or cause a Default shall require the prior written consent of the Required Lenders.

          6.2.5.  Trading Policy. The Company and its Subsidiaries will
                  --------------
     maintain and follow a policy of managing petroleum inventory risk with the objective of minimizing potentially adverse impacts on earnings arising from volatility in refined petroleum product prices. The Lenders acknowledge that the policy described in the Risk and Product Management Policy Statement dated October 31, 1998 of TransMontaigne Product Services Inc., an Arkansas corporation, as modified by the letter dated May 28, 1999 from the Company to the Agent, a full copy of which is attached to this Agreement as Exhibit 6.2.5, represents such a policy.

          6.2.6.  Subordinated Debentures. The Company shall do all things
                  -----------------------
     necessary to assure that the Loan and all of the Credit Obligations be and remain "Superior Indebtedness" within the meaning of Section 9(a) of the Subordinated Debentures Agreement.

          6.2.7.  Inventory Accounting. The Company and its Subsidiaries shall
                  --------------------
     account for substantially all of their inventory on the basis of the "mark to market" method.

          6.2.8.  Inactive Subsidiaries. The Company and its Subsidiaries shall
                  ---------------------
     not make any Investment in or transfer any assets to each of K123 Corporation, a Colorado corporation, and Republic Natural Gas Company, a Kansas corporation, each of which is a Wholly Owned Subsidiary of the Company.

     6.3  Insurance.
          ---------

          6.3.1.  Property Insurance. Each of the Company and its Subsidiaries
                  ------------------
     shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

          6.3.2.  Liability Insurance. Each of the Company and its Subsidiaries
                  -------------------
     shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers' compensation
                 --------  -------
     insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

     6.4. Financial Statements and Reports. Each of the Company and its
          --------------------------------
Subsidiaries shall maintain a system of accounting in accordance with generally accepted accounting practices. The fiscal year of the Company and its Subsidiaries shall end on June 30 in each year and the fiscal quarters of the Company and its Subsidiaries shall end on September 30, December 31, March 31 and June 30 in each year.

          6.4.1.  Annual Reports. The Company shall furnish to the Lenders as
                  --------------
     soon as available, and in any event within 95 days after the end of each fiscal year, the Consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, the Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year (all in reasonable detail) and together with Consolidating schedules as of such date and for such period and, in the case of Consolidated financial statements, comparative figures for the immediately preceding fiscal year, all accompanied by:

          (a) Unqualified reports of KPMG LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Required Lenders), containing no material uncertainty, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

          (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Subsidiaries no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under Sections 6.5 through 6.20 or, if such is not the case, specifying such Default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

          (c) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

          (d)     Computations by the Company in the form set forth in Exhibit
     6.4.1 hereto demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants, certified by a Financial Officer.

          (e) Calculations, as at the end of such fiscal year, of (i) the Accumulated Benefit Obligations for each Plan covered by Title IV of ERISA (other than Multiemployer Plans) and (ii) the fair market value of the assets of such Plan allocable to such benefits.

          (f) Supplements to Exhibits 7.1, 7.3 and 7.15 showing any changes in the information set forth in such Exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Company or its Subsidiaries from those previously certified to the Agent.

          6.4.2.  Quarterly Reports. The Company shall furnish to the Lenders as
                  -----------------
     soon as available and, in any event, within 50 days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, the Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and together with Consolidating schedules as of such date and for such period (if such Consolidating schedules are requested by the Agent or the Required Lenders) and, in the case of Consolidated statements, comparative figures for the same period in the preceding fiscal year, all accompanied by:

          (a) A certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

          (b) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

          (c)     Computations by the Company in the form set forth in Exhibit
     6.4.1 hereto demonstrating, as of the end of such quarter, compliance with the Computation Covenants, certified by a Financial Officer.

          (d) Supplements to Exhibits 7.1, 7.3 and 7.15 showing any changes in the information set forth in such Exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Company and its Subsidiaries from those previously certified to the Agent.

          6.4.3.  Year 2000 Compliant. The Company shall furnish to the Lenders
                  -------------------
     as soon as available and in any event within 50 days after the end of each fiscal quarter of the Company, a certificate signed by a responsible officer stating that the Company and its Subsidiaries have made no determination that any computer application or system which is material to the operations of the Company or its Subsidiaries will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not be expected to have a Material Adverse Effect.

          6.4.4.  Other Reports. The Company shall promptly furnish to the
                  -------------
     Lenders:

          (a) As soon as prepared and in any event within 90 days after the beginning of each fiscal year, an annual budget and operating projections for such fiscal year of the Company and its Subsidiaries, prepared in a manner consistent with the manner in which the financial projections described in Section 7.2.1 were prepared and shall include a capital expenditure plan for such fiscal year.

          (b)     Any material updates of such budget and projections.

          (c) Any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors.

          (d) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company.

          (e) Such registration statements, proxy statements and reports, including Forms S-1, S-2, S-3, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission.

          (f) Any 90-day or 30-day letter from the federal Internal Revenue Service asserting material tax deficiencies against the Company or any of its Subsidiaries; and any similar notice from a state or other taxing authority asserting material tax deficiencies against the Company or any of its Subsidiaries that are not fully resolved without the assessment of a material tax deficiency (and any tax paid) within 90 days following the date of such notice.

          (g)     Notice of the issuance of any Funded Debt permitted by Section
     6.6.11 or 6.6.12, together with a calculation of the proceeds thereof (net of costs of issuance) and copies of all evidence of Indebtedness and other documentation governing such Funded Debt.

          (h) Any revised versions of the Risk and Product Management Policy Statement referred to in Section 6.2.5.

          6.4.5.  Notice of Litigation. The Company shall promptly furnish to
                  --------------------
     the Lenders notice of any litigation or any administrative or arbitration proceeding (a) to which the Company or any of its Subsidiaries may hereafter become a party if the damages claimed in such proceeding exceed $2,000,000 or (b) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Subsidiaries of more than $1,000,000 or (c) which results, or creates a material risk of resulting, in a Material Adverse Change.

          6.4.6.  Notice of Defaults. Promptly upon acquiring knowledge
                  ------------------
     thereof, the Company shall notify the Lenders of the existence of any Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking or proposes to take with respect thereto.

          6.4.7.  ERISA Reports. The Company shall furnish to the Lenders as
                  -------------
     soon as available the following items with respect to any Plan:

          (a) any request for a waiver of the funding standards or an extension of the amortization period,

          (b) any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

          (c) any notice received by any ERISA Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

          (d) notice of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, and

          (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

          6.4.8.  Notice of Year 2000 Problem. The Company will promptly notify
                  ---------------------------
     the Agent in writing within 15 days of determining that any computer application or system which is material to the operations of the Company or any of its Subsidiaries or any of its material vendors or suppliers will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not be expected to have a Material Adverse Effect.

          6.4.9.  Other Information; Audit.  From time to time at reasonable
                  ------------------------
     intervals upon request of the Agent or the Required Lenders, each of the Company and its Subsidiaries shall furnish to the Lenders such other information regarding the business, assets, financial condition, income or prospects of the Company and its Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Company or its Subsidiaries is party. The authorized officers and representatives of the Agent shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Company and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document. The Company and its Subsidiaries shall permit the Agent to examine its Year 2000 Plan and/or to discuss the Company's Year 2000 Plan with appropriate officers of the Company all at such reasonable times and intervals as the Agent may request. The Agent, upon reasonable advance notice, may at the expense of the Company undertake to have the Company and its Subsidiaries reviewed by the Agent's commercial financial examiners and fixed asset appraisers; provided, that so long as
                                                     --------
     no Event of Default shall have occurred and be continuing, the Agent shall not request such reviews more than twice in any fiscal year of the Company.

     6.5. Certain Financial Tests.
          -----------------------

          6.5.1.  Interest Coverage.
                  -----------------

          (a) For each fiscal quarter of the Company, commencing with the fiscal quarter ended June 30, 1999, the ratio (expressed as a percentage) of (i) the Consolidated EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters then ended to (ii) the Consolidated Interest Expense of the Company and its Subsidiaries for such period shall equal or exceed 200%; provided, however, that for any single period of four consecutive fiscal quarters such ratio may be as low as 150% so long as for the next succeeding period of four consecutive fiscal quarters (which shall include the last three quarters of the prior period) such ratio equals or exceeds 200%.

          (b) For the purposes of this Section 6.5.1 the Consolidated EBITDA of the Company and its Subsidiaries for any period prior to October 30, 1998 shall be deemed to be the Consolidated EBITDA of the Company and its Subsidiaries for such period plus the Consolidated EBITDA of Louis Dreyfus Energy Corp., a Delaware corporation, for such period, combined in accordance with GAAP.

          (c) For the purposes of this Section 6.5.1 the Consolidated Interest Expense of the Company and its Subsidiaries for each period listed below shall be the amount set forth next to such period:

                    Period                    Amount
                    ------                    ------

          Twelve months ended             $10,310,000 plus Consolidated
           June 30, 1999                  Interest Expense for the portion of
                                          the period commencing November 1, 1998

          Twelve months ended             $2,980,000 plus Consolidated Interest
           September 30, 1999             Expense for the portion of the period
                                          commencing November 1, 1998


          6.5.2. Leverage Ratio. On and after June 30, 1999 the Leverage Ratio
                 --------------
     of the Company and its Subsidiaries at no time shall exceed 65%.

          6.5.3. Fixed Asset Reliance. On and after June 30, 1999 the ratio of
                 --------------------
     (a) the difference of (i) the Consolidated Total Liabilities of the Company and its Subsidiaries minus (ii) the Consolidated Current Assets of the Company and its Subsidiaries to (b) the Consolidated Tangible Net Worth of the Company and its Subsidiaries (expressed as a percentage) shall not at any time be greater than 80%.

          6.5.4. Cash Flow Leverage Ratio. On the last day of each fiscal
                 ------------------------
     quarter of the Company, commencing with the fiscal quarter ended June 30, 1999, the ratio (expressed as a percentage) of (a) the Consolidated Net Liabilities of the Company and its Subsidiaries to (b) the Consolidated Pro Forma EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters then ended shall not exceed 350%.

          6.5.5. Consolidated Tangible Net Worth. On and after June 30, 1999 the
                 -------------------------------
     Consolidated Tangible Net Worth shall not at any time be less than $300,000,000; provided, however, that on the last day of each fiscal
                   --------  -------
     quarter of the Company commencing with the fiscal quarter ended September 30, 1999, the then effective dollar amount in this Section 6.5.5 (including any prior increases of such amount as provided in clauses (a) and (b) below) shall be increased by the sum of (a) 50% of the net proceeds of common stock, preferred stock or other equity securities issued during the fiscal quarter then ended by the Company and its Subsidiaries, calculated on a Consolidated basis in accordance with GAAP, plus (b) 50% of
                                                      ----
     Consolidated Net Income (if positive) for the fiscal quarter then ended.

     6.6. Indebtedness.  Neither the Company nor any of its Subsidiaries shall
          ------------
create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

          6.6.1. Indebtedness in respect of the Credit Obligations.

          6.6.2.  Guarantees permitted by Section 6.7.

          6.6.3. Current liabilities, other than Financing Debt, incurred in the ordinary course of business.

          6.6.4. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

          6.6.5. Indebtedness secured by Liens of carriers, warehouses, mechanics and landlords permitted by Sections 6.8.5 and 6.8.6.

          6.6.6. Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or (b) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

          6.6.7. To the extent permitted by Section 6.8.9, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that (a) the aggregate principal
                         --------  -------
     amount of all Indebtedness permitted by this Section 6.6.7 which consists of Indebtedness in respect of Capital Lease Obligations and other Indebtedness incurred for the acquisition of equipment shall not exceed 2% of Consolidated Net Tangible Assets at any one time outstanding and (b) that the aggregate principal amount of all Indebtedness permitted by this
     Section 6.6.7 which consists of Indebtedness issued to sellers of any business or part thereof or operating assets in consideration for the acquisition thereof by the Company or a Subsidiary shall not exceed 4% of Consolidated Net Tangible Assets at any one time outstanding.

          6.6.8. Indebtedness in respect of deferred taxes arising in the ordinary course of business.

          6.6.9. Indebtedness in respect of inter-company loans and advances among the Company and its Subsidiaries which are not prohibited by Section 6.9.

          6.6.10. Indebtedness of the Company in respect of its 12.75% Guaranteed Senior Subordinated Debentures due December 15, 2000 (the "Subordinated Debentures").
      -----------------------

          6.6.11. Unsecured Funded Debt of the Company which is incurred or issued for the purpose of financing acquisitions permitted by Section 6.9.5 or 6.9.7 and/or by the last paragraph of Section 6.9 and which is subordinated to the Credit Obligations on terms satisfactory to the Required Lenders.

          6.6.12. The 7.85% Senior Secured Notes, Series A, Due April 10, 2003 of the Company issued pursuant to the Master Shelf Agreement dated as of April 17, 1997 (as in effect on the Restatement Date and as from time to time amended subject to the provisions of Section 6.2.4 hereof, the "Master
                                                                          ------
     Shelf Agreement") between the Company and The Prudential Insurance Company
     ---------------
     of America and affiliates thereof from time to time party thereto (collectively, "Prudential") in aggregate principal amount not exceeding
                     ----------
     $50,000,000, the 7.22% Senior Secured Notes, Series B, Due October 17, 2004 of the Company issued pursuant to the Master Shelf Agreement in aggregate principal amount not exceeding $25,000,000, other "Obligations", as defined in the Master Shelf Agreement, of the Company and the Guarantors under the Master Shelf Agreement (excluding any "Series" of "Notes" other than the "Series A Notes", each as defined in the Master Shelf Agreement) and any Indebtedness issued by the Company solely for the purpose of refunding the aforesaid notes due April 10, 2003 the terms of which Indebtedness are acceptable to the Required Lenders.

          6.6.13. Unfunded pension liabilities and obligations with respect to Plans so long as the Company is in compliance with Section 6.17.

          6.6.14. Indebtedness outstanding on the date hereof and described in
     Exhibit 7.3.

          6.6.15. Funded Debt of the Company issued under and subject to the terms of the Master Shelf Agreement, provided, that the aggregate principal amount of such additional Funded Debt so issued shall not exceed $25,000,000 and that the average life of such additional Funded Debt shall be equal to or greater than six years from the date of issuance; and provided, further, that after giving effect to the issuance of such Funded Debt and the application of the proceeds thereof on the issuance date no Default shall exist and the Company shall have delivered to the Agent a certificate of a Financial Officer of the Company in reasonable detail demonstrating compliance with Section 6.5 after giving effect to such issuance and application.

          6.6.16. Unsecured Funded Debt of the Company; provided, that after giving effect to the issuance of such Unsecured Funded Debt and the application of any of the proceeds thereof on the issuance date no Default shall exist, and the Company shall have delivered to the Agent a certificate of a Financial Officer of the Company in reasonable detail demonstrating compliance with these conditions after giving effect to such issuance and application; and provided, further, either (a) that the terms and conditions of such unsecured Funded Debt, including without limitation, financial covenants, defaults, amortization and rate of interest shall have been consented to by the Required Lenders or (b) that the sum of (i) the aggregate outstanding principal amount of Indebtedness permitted by Section
     6.6.15 plus (ii) the aggregate outstanding principal amount of Indebtedness permitted under this clause (b) and not consented to as provided in the preceding clause (a) at no time shall exceed $35,000,000.

          6.6.17. Unsecured Funded Debt of the Company which is subordinated to the Credit Obligations on terms satisfactory to the Required Lenders.

     6.7. Guarantees; Letters of Credit.  Neither the Company nor any of its
          -----------------------------
Subsidiaries shall become or remain liable with respect to any Guarantee, including reimbursement obligations under letters of credit or other financial guarantees by third parties, except the following:

          6.7.1.  Letters of Credit and Guarantees of the Credit Obligations.

          6.7.2. Guarantees by the Company or its Subsidiaries of Indebtedness incurred by any of its Subsidiaries and permitted by Section 6.6.

          6.7.3. Unsecured Guarantees by Wholly Owned Subsidiaries of the Credit Obligations or Indebtedness of the Company permitted by Sections
     6.6.10 and 6.6.11, so long as such Wholly Owned Subsidiaries are Guarantors and such Guarantees are subordinated to such Guarantors' Guarantees of the Credit Obligations to the same extent and in the same manner as the Indebtedness of the Company permitted by Sections 6.6.10 and 6.6.11.

          6.7.4. Guarantees and reimbursement obligations with respect to letters of credit issued in support of Lion Oil Company, an Arkansas corporation, but only so long as the Investment represented thereby is permitted under Section 6.9.6 or 6.9.7 and, if permitted by Section 6.9.7, is counted toward the limit provided therein.

          6.7.5. The unsecured Guarantee by TransMontaigne Product Services Midwest Inc. (formerly known as Continental Ozark, Inc.), an Arkansas corporation, of the Subordinated Debentures pursuant to the Senior Subordinated Debenture Guarantee dated March 28, 1991 (the "Subordinated
                                                                 ------------
     Debentures Guarantee") executed by such corporation.
     --------------------

          6.7.6. Guarantees of the Funded Debt permitted by Sections 6.6.12 and 6.6.15.

     6.8. Liens.  Neither the Company nor any of its Subsidiaries shall create,
          -----
incur or enter into, or suffer to be created or incurred or to exist, any Lien, except the following:

          6.8.1.  Liens on the Credit Security that secure the Credit
     Obligations.

          6.8.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 6.1.

          6.8.3. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with Section 6.3, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds,

     (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested amounts to the extent that payment thereof shall not at that time be required by Section 6.1.

          6.8.4. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 6.6.6.

          6.8.5. Liens of carriers, warehouses, mechanics and similar Liens, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto to the extent required by GAAP).

          6.8.6. Encumbrances in the nature of (a) zoning restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of the encumbered property or materially impair the use thereof in the business of the Company or any Subsidiary.

          6.8.7. Restrictions under federal and state securities laws on the transfer of securities.

          6.8.8. Restrictions under Foreign Trade Regulations on the transfer or licensing of certain assets of the Company and its Subsidiaries.

          6.8.9. Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely
     --------  -------
     to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section 6.8.9 shall not exceed the amount permitted by Section 6.6.7.

          6.8.10. Liens on the Credit Security securing the Funded Debt permitted by Sections 6.6.12 and 6.6.15, but only so long as such Liens are on parity with or subordinate to the Lien of Section 10 hereof.

     6.9. Investments and Acquisitions.  Neither the Company nor any of its
          ----------------------------
Subsidiaries shall have outstanding, acquire, commit itself to acquire or hold any Investment (including any Investment consisting of the acquisition of any business) except for the following:

          6.9.1. Investments of the Company and its Subsidiaries in Wholly Owned Subsidiaries as long as such Wholly Owned Subsidiaries are or become Guarantors; provided, that Investments consisting of all or part of a business or operating assets shall be permitted under this Section 6.9.1 to the extent that such business or assets shall be acquired as assets of the Company or of a Wholly Owned Subsidiary which is or becomes a Guarantor.

          6.9.2. Intercompany loans and advances from any Wholly Owned Subsidiary to the Company or other Wholly Owned Subsidiaries but in each case only to the extent reasonably necessary for Consolidated tax planning and working capital management.

          6.9.3.    Investments in Cash Equivalents.

          6.9.4.    Guarantees permitted by Section 6.7.

          6.9.5. Investments made after the Restatement Date in Subsidiaries listed in Exhibit 7.1 hereto as supplemented from time to time other than Wholly Owned Subsidiaries, provided that the aggregate outstanding amount of loans, advances and other Investments in such Subsidiaries, measured in each case as of the date of the making of such Investment, shall not at any time exceed 15% of Consolidated Net Tangible Assets.

          6.9.6. Investments outstanding on the Restatement Date and identified in Exhibit 7.3.

          6.9.7. Other Investments made after the date hereof that are not permitted by any of the foregoing subsections of this Section 6.9, provided that the aggregate outstanding amount of loans, advances and other Investments of the Company and its Subsidiaries permitted under this
     Section 6.9.7, measured in each case as of the date of the making of such Investment, shall not at any time exceed 10% of Consolidated Tangible Net Worth; provided, however, that no Investment may be made in a Subsidiary
            --------  -------
     unless such Subsidiary is listed in Exhibit 7.1 hereto as supplemented from time to time.

          6.9.8. Investments in West Shore Pipe Line Company, a Delaware corporation, made after the Restatement Date; provided, that the aggregate cumulative amount of the Investments made under this Section 6.9.8 shall not exceed the remainder of (a) the sum of (i) $30,000,000 plus (ii) 50% of the cumulative Consolidated Net Income of the Company and its Subsidiaries commencing July 1, 1998 minus (b) the aggregate cumulative amount of Distributions theretofore paid by the Company permitted by Section 6.10.2; and provided, further, however, that the limitation set forth in the preceding proviso to this Section 6.9.8 shall not apply to any Investment in West Shore Pipeline

     Company which will give the Company control of West Shore Pipeline Company and which is made in compliance with the final paragraph of this Section
     6.9 (including delivery of the pro forma compliance certificate described therein).

     In addition, the Company covenants that the Company and its Subsidiaries shall not acquire any operating business (whether through an asset acquisition or an acquisition of stock or other equity) unless, after giving effect to such acquisition and the financing thereof, the Company and its Subsidiaries will not suffer any Default under any Computation Covenant or any other provision of this Agreement; and provided, that, if the consideration (including without limitation any assumption of Indebtedness, any deferred consideration and any consideration paid for any related non-competition agreement) given shall exceed $40,000,000 for any single acquisition, then prior to consummating any such acquisition the Company shall provide to the Lenders a certificate of a Financial Officer demonstrating that, after giving effect to such acquisition and the financing thereof, the Company and its Subsidiaries will not suffer any Default under any Computation Covenant or any other provision of this Agreement.

     6.10. Distributions.  Neither the Company nor any of its Subsidiaries shall
           -------------
make any Distribution except for the following:

           6.10.1. Subsidiaries of the Company may make Distributions to the Company or any Wholly Owned Subsidiary of the Company.

           6.10.2. So long as immediately before and after giving effect thereto no Default exists, the Company may make Distributions to its stockholders; provided, that the cumulative amount distributed shall not exceed the remainder of (a) the sum of (i) $30,000,000 plus (ii) 50% of the cumulative Consolidated Net Income of the Company and its Subsidiaries commencing July 1, 1998 minus (b) the aggregate cumulative amount of the Investments made by the Company and its Subsidiaries under Section 6.9.8; provided, however, that if the Company shall have gained control of West Shore Pipeline Company, the amount in the preceding clause (b) shall be zero.

           6.10.3. So long as immediately before and after giving effect thereto no Default exists, the Company may make scheduled payments of interest and principal on the Subordinated Debentures and other Funded Debt of the Company permitted under Section 6.6.11.

     6.11. Merger, Consolidation and Dispositions of Assets.  Neither the
           ------------------------------------------------
Company nor any of its Subsidiaries shall merge or enter into a consolidation or sell, lease, sell and lease back, sublease or otherwise dispose of any of its assets, except the following:

           6.11.1 The Company and any of its Subsidiaries may sell or otherwise dispose of (a) inventory sold to customers in the ordinary course of business, (b) tangible assets to be replaced in the ordinary course of business within six months by other tangible assets of equal or greater value and (c) tangible assets that are no longer used or useful in the business of the Company or such Subsidiary, the fair market value (or book value if greater) of which shall not exceed 4% of Consolidated Net Tangible Assets of the Company and its Subsidiaries as of the last day of the next preceding fiscal year.

           6.11.2. Any Wholly Owned Subsidiary of the Company may merge or be liquidated into the Company or any other Wholly Owned Subsidiary of the Company so long as after giving effect to any such merger to which the Company is a party the Company shall be the surviving or resulting Person.

           6.11.3. The Company and its Subsidiaries may enter into leases (other than Capitalized Leases) as lessor of real and tangible personal property and rights associated therewith in the ordinary course of business.

           6.11.4. Any inactive Subsidiary other than a Guarantor may be liquidated.

     6.12. Lease Obligations.  Neither the Company nor any of its Subsidiaries
           -----------------
will enter into any arrangement, directly or indirectly, whereby the Company or such Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or to lease other property which the Company or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred. Neither the Company nor any of its Subsidiaries shall be or become obligated as lessee under any lease except:

           6.12.1.  Capitalized Leases permitted by Sections 6.6.7 and 6.8.9.

           6.12.2.  Leases other than Capitalized Leases; provided, however,
                                                          --------  -------
     that the aggregate fixed rental obligations for any fiscal year (excluding payments required to be made by the lessee in respect of taxes and insurance whether or not denominated as rent) shall not exceed in any fiscal year 3% of Consolidated Net Tangible Assets as of the last day of the next preceding fiscal year.

     6.13. Issuance of Stock by Subsidiaries; Subsidiary Distributions.
           -----------------------------------------------------------

           6.13.1.  Issuance of Stock by Subsidiaries.  No Subsidiary shall
                    ---------------------------------
     issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than the Company or any Wholly Owned Subsidiary of the Company, which shares shall have been pledged to the Agent as part of the Credit Security.

           6.13.2.  No Restrictions on Subsidiary Distributions.  Except for
                    -------------------------------------------
     this Agreement and the Credit Documents, neither the Company nor any Subsidiary shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to the Company (directly or indirectly through another Subsidiary).

     6.14. Interest Rate Protection.  On or before June 30, 2000, unless the
           ------------------------
Term Loan shall have been prepaid in full, the Company shall obtain, and thereafter shall maintain, one or more Interest Rate Protection Agreements, each in form and substance reasonably satisfactory to the Agent, covering 50% of the Consolidated Funded Debt of the Company and its Subsidiaries, excluding the outstanding principal amount of the Revolving Loan.

     6.15. Derivative Contracts.  Neither the Company nor any of its
           --------------------
Subsidiaries shall enter into any Interest Rate Protection Agreement, foreign currency exchange contract or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

     6.16. Negative Pledge Clauses.  Neither the Company nor any of its
           -----------------------
Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, except the following:

           6.16.1.  This Agreement and the other Credit Documents.

           6.16.2.  Covenants in documents creating Liens permitted by Section
     6.8 prohibiting further Liens on the assets encumbered thereby.

           6.16.3.  The Master Shelf Agreement.

     6.17. ERISA, etc.  Each of the Company and its Subsidiaries shall comply,
           ----------
and shall cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Company and its Subsidiaries shall meet, and shall cause all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $1,000,000. The Company and its Subsidiaries shall not withdraw, and shall cause all other ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $1,000,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $1,000,000.

     6.18. Transactions with Affiliates.  Neither the Company nor any of its
           ----------------------------
Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Company and its Subsidiaries) on a basis less favorable to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

     6.19. Open Positions.  The Company and its Subsidiaries may maintain Open
           --------------
Positions relating to product inventory requirements that do not exceed the amount permitted by the Risk and Product Management Policy Statement then in effect, so long as that policy is materially consistent with the requirements of the first sentence of Section 6.2.5.

     6.20. Environmental Laws.
           ------------------

           6.20.1. Compliance with Law and Permits.  Each of the Company and its
                   -------------------------------
     Subsidiaries shall use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, except where any failure to so act could not, individually or in the aggregate, have a Material Adverse Effect.

           6.20.2. Notice of Claims, etc. Each of the Company and its
                   ---------------------
     Subsidiaries shall immediately notify the Agent, and provide copies upon receipt, of all written claims, complaints, notices or inquiries from governmental authorities relating to the condition of its facilities and properties or compliance with Environmental Laws which could have a Material Adverse Effect, and shall use best efforts to promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws.

7.   Representations and Warranties.  In order to induce the Lenders to extend
     ------------------------------
credit to the Company hereunder, each of the Company and such of its Subsidiaries as are party hereto from time to time jointly and severally represents and warrants that, except as disclosed in the Disclosure Schedule attached hereto as Exhibit 7:

     7.1.  Organization and Business.
           -------------------------

           7.1.1.  The Company.  The Company is a duly organized and validly
                   -----------
     existing corporation, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) grant the Agent for the benefit of the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations and (c) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or as of the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the jurisdiction of incorporation of the Company, (ii) the address of the Company's principal executive office and chief place of business, (iii) each name, including any trade name, under which the Company conducts its business and
     (iv) the jurisdictions in which the Company keeps tangible personal property.

             7.1.2. Subsidiaries.  Each Subsidiary of the Company is duly
                    ------------
     organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations, (c) grant the Lenders the security interest in the Credit Security owned by such Subsidiary to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each Subsidiary of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or as of the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the name and jurisdiction of organization of each Subsidiary of the Company, (ii) the address of the chief executive office and principal place of business of each such Subsidiary, (iii) each name under which each such Subsidiary conducts its business, (iv) each jurisdiction in which each such Subsidiary keeps tangible personal property, and (v) the number of authorized and issued shares and ownership of each such Subsidiary; provided, however,
                                                          --------  -------
     that there may be omitted from Exhibit 7.1 one or more Subsidiaries which have no business operations and no assets or liabilities.

             7.1.3. Qualification.  Each of the Company and its Subsidiaries is
                    -------------
     duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Change.

             7.1.4. Capitalization.  No options, warrants, conversion rights,
                    --------------
     preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of any Subsidiary now exist, nor has any Subsidiary authorized any such right, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

     7.2. Financial Statements and Other Information; Material Agreements.
          ---------------------------------------------------------------

          7.2.1. Financial Statements and Other Information.  The Company has
                 ------------------------------------------
     previously furnished to the Lenders copies of the following:

          (a) The audited Consolidated and unaudited Consolidating balance sheets of the Company and its Subsidiaries as at April 30, 1995, 1996, 1997 and 1998 and the audited Consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years of the Company then ended.

          (b) The unaudited Consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1999 and the unaudited Consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year then ended.

          (c) The financial and operational projections and current capital expenditures plan of the Company and its Subsidiaries dated May 28, 1999.

          (d) Calculations demonstrating pro forma compliance with the Computation Covenants as of the end of the most recent month or quarter, as applicable, preceding the date hereof.

          The audited Consolidated financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present the financial position of the Company and its Subsidiaries on a Consolidated basis at the respective dates thereof and the results of their operations for the periods covered thereby. The unaudited Consolidating financial statements referred to in clause (a) above and the unaudited Consolidated financial statements referred to in clause (b) above were prepared in accordance with GAAP and fairly present the financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations for the periods covered thereby, subject to normal year-end audit adjustment and the addition of footnotes in the case of interim financial statements. Neither the Company nor any of its Subsidiaries has any known contingent liability material to the Company and its Subsidiaries on a Consolidated basis which is not reflected in the balance sheets referred to in clause
     (a) or (b) above (or delivered pursuant to Section 6.4.1 or 6.4.2) or in the notes thereto.

          In the Company's judgment, the financial and operational projections referred to in clause (c) above constitute a reasonable basis as of the Restatement Date for the assessment of the future performance of the Company and its Subsidiaries during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations, which assumptions may prove to have been incorrect and which results may not in fact occur.

          7.2.2. Material Agreements. The Company has previously furnished to
                 -------------------
     the Lenders a correct and complete copy of the Amended and Restated Debenture Agreement dated December 23, 1997 (the "Subordinated Debentures
                                                       -----------------------
     Agreement") between the Company, Massachusetts Mutual Life Insurance
     ---------
     Company, MassMutual Corporate Investors and MassMutual Participation Investors, and correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements, each as in effect on the date hereof, listed in Exhibit 7.2.2 (together with the Subordinated Debentures, the Subordinated Debentures Agreement, the Subordinated Debentures Guarantee, the Acquisition Agreement and the Master Shelf Agreement, the "Material Agreements").
                     -------------------

     7.3. Agreements Relating to Financing Debt, Investments, etc. Exhibit 7.3,
          -------------------------------------------------------
as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth (a) the amounts (as of the dates indicated in Exhibit 7.3, as so supplemented) of all Financing Debt of the Company and its Subsidiaries and all agreements which relate to such Financing Debt, (b) all Liens and Guarantees with respect to such Financing Debt, (c) all agreements which directly or indirectly require the Company or any Subsidiary to make any Investment and (d) all Investments permitted under Section 6.9.6. The Company has furnished the Lenders with correct and complete copies of any agreements described in clauses (a), (b), (c) and (d) above requested by the Required Lenders.

     7.4. Changes in Condition. Since April 30, 1998 no Material Adverse Change
          --------------------
has occurred and between April 30, 1998 and the date hereof, neither the Company nor any Subsidiary of the Company has entered into any material transaction outside the ordinary course of business except for the transactions contemplated by this Agreement and the Material Agreements.

     7.5. Title to Assets. The Company and its Subsidiaries have defensible
          ---------------
title to or the right to use all material assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in Section 7.2.1 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 6.4.1 or 6.4.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for Liens permitted by Section 6.8 and except for assets disposed of as permitted by Section 6.11.

     7.6. Operations in Conformity with Law, etc.  To the best knowledge of the
          --------------------------------------
Company and the Guarantors, the operations of the Company and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Company or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. The Company has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Company or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

     7.7. Litigation.  No litigation, at law or in equity, or any proceeding
          ----------
before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Company or any Guarantor, threatened which may involve any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Company or any of its Subsidiaries which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

     7.8. Authorization and Enforceability.  Each of the Company and each other
          --------------------------------
Obligor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of the Company is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which the Company is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms.

     7.9. No Legal Obstacle to Agreements. Neither the execution and delivery of
          -------------------------------
this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

          (a) any breach or termination of the provisions of any material agreement, instrument, deed or lease to which the Company, any of its Subsidiaries or any other Obligor is a party or by which it is bound (including the Master Shelf Agreement, the Pledge Agreement and the Intercreditor Agreement), or of the Charter or By-laws of the Company, any of its Subsidiaries or any other Obligor;

          (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company, any of its Subsidiaries or any other Obligor;

          (c) the creation under any agreement, instrument, deed or lease (including the Master Shelf Agreement, the Pledge Agreement and the Intercreditor Agreement) of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Company, any of its Subsidiaries or any other Obligor; or

          (d) any redemption, retirement or other repurchase obligation of the Company, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made (which has not been so obtained or made), including any approval, authorization, consent or other action of Prudential under the Master Shelf Agreement, the Intercreditor Agreement and the Pledge Agreement, by the Company, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security.

     7.10.   Defaults.  Neither the Company nor any of its Subsidiaries is in
             --------
default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Neither the Company nor any of its Subsidiaries is in default under any provision of (a) the Subordinated Debentures, the Subordinated Debentures Agreement or the Subordinated Debentures Guarantee, (b) the Master Shelf Agreement or (c) any other agreement, instrument, deed or lease to which it is party or by which it or its property is bound or has violated any law, judgment, decree or governmental order, rule or regulation, in each case referred to in this clause (c) so as to result, or create a material risk of resulting, in any Material Adverse Effect.

     7.11.   Licenses, etc.  To the best knowledge of the Company and the
             -------------
Guarantors, the Company and its Subsidiaries have all material patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are necessary for the conduct of the business of the Company and its Subsidiaries as now conducted by them. All of the foregoing are in full force and effect in all material respects, and each of the Company and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a material risk of resulting, in any Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or which affects the rights of any of the Company and its Subsidiaries thereunder so as to result, or to create a material risk of resulting, in any Material Adverse Effect. No litigation or other proceeding or dispute exists with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or creates a material risk of resulting, in any Material Adverse Effect.

     7.12.   Tax Returns.  Each of the Company and its Subsidiaries has filed
             -----------
all material tax and information returns or permitted extensions which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it. Neither the Company nor any of its Subsidiaries knows of any material additional assessments or any basis therefor. The Company reasonably believes that the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are adequate.

     7.13.   Certain Business Representations.
             --------------------------------

             7.13.1.  Labor Relations.  No dispute or controversy between the
                      ---------------
     Company or any of its Subsidiaries and any of their respective employees has resulted, or is reasonably likely to result, in any Material Adverse Effect, and neither the Company nor any of its Subsidiaries anticipate that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Effect. The Company and each of its Subsidiaries is in compliance in all material respects with all federal and state laws with respect to (a) non-discrimination in employment with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Effect and (b) the payment of wages.

             7.13.2.  Antitrust.  Each of the Company and its Subsidiaries is in
                      ---------
     compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business.

             7.13.3.  Consumer Protection.  Neither the Company nor any of its
                      -------------------
     Subsidiaries is in violation of any rule, regulation, order, or interpretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending), with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Effect.

             7.13.4.  Burdensome Obligations.  Neither the Company nor any of
                      ----------------------
     its Subsidiaries is party to or bound by any agreement, instrument, deed or lease or is subject to any Charter, By-law or other restriction, commitment or requirement which, in the opinion of the management of such Person, is so unusual or burdensome as in the foreseeable future to result, or create a material risk of resulting, in a Material Adverse Effect.

             7.13.5.  Future Expenditures.  Neither the Company nor any of its
                      -------------------
     Subsidiaries anticipate that the future expenditures, if any, by the Company and its Subsidiaries needed to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulations will be so burdensome as to result, or create a material risk of resulting, in any Material Adverse Effect.

     7.14.   Environmental Regulations.
             -------------------------

             7.14.1.  Environmental Compliance.  To the best knowledge of the
                      ------------------------
     Company and the Guarantors, each of the Company and its Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal

     Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Company or its Subsidiaries conducts its business, in each case other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Effect.

             7.14.2.  Environmental Litigation.  Except in instances in which
                      ------------------------
     such event has not resulted, and does not create a material risk of resulting, in a Material Adverse Effect, no suit, claim, action or proceeding of which the Company or any of its Subsidiaries has been given notice or otherwise has knowledge is now pending before any court, governmental agency or board or other forum, or to the Company's or any of its Subsidiaries' knowledge, threatened by any Person (nor to the Company's or any of its Subsidiaries' knowledge, does any factual basis exist therefor) for, and neither the Company nor any of its Subsidiaries have received written correspondence from any federal, state or local governmental authority with respect to:

             (a) noncompliance by the Company or any of its Subsidiaries with any Environmental Law;

             (b) personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by the Company or any of its Subsidiaries (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

             (c) the release into the environment by the Company or any of its Subsidiaries of any Hazardous Material generated by the Company or any of its Subsidiaries whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries.

             7.14.3.  Hazardous Material.  Exhibit 7.14 contains a list as of
                      ------------------
     the date hereof of all waste disposal or dump sites at which Hazardous Material generated by either the Company or any of its Subsidiaries has been disposed of directly by the Company or any of its Subsidiaries and all independent contractors to whom the Company and its Subsidiaries have delivered Hazardous Material, or to the Company's or any of its Subsidiaries' knowledge, where Hazardous Material finally came to be located, and indicates all such sites which are or have been included (including as a potential or suspect site) in any published federal, state or local "superfund" or other list of hazardous or toxic waste sites, except sites as to which the involvement of the Company or any Subsidiary has not resulted, and does not present a material risk of resulting, in a Material Adverse Effect. Any waste disposal or dump sites at which Hazardous Material generated by either the Company or any of its Subsidiaries has been disposed of directly by the Company or any of its Subsidiaries and all independent contractors to whom the Company or any of its Subsidiaries have delivered Hazardous Material, or to the Company's or any of its

     Subsidiaries' knowledge, where Hazardous Material finally came to be located, has not resulted, and does not present a material risk of resulting, in a Material Adverse Effect.

             7.14.4.  Environmental Condition of Properties.  None of the
                      -------------------------------------
     properties owned or leased by the Company or any of its Subsidiaries has been used as a treatment, storage or disposal site, other than as disclosed in Exhibit 7.14, except sites as to which the involvement of the Company or any Subsidiary has not resulted, and does not present a material risk of resulting, in a Material Adverse Effect. No Hazardous Material is present in any real property currently or formerly owned or operated by the Company or any of its Subsidiaries except that which has not resulted, and does not present a material risk of resulting, in a Material Adverse Effect.

     7.15.   Pension Plans.  Each Plan (other than a Multiemployer Plan) and, to
             -------------
the knowledge of the Company and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. Each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Exhibit 7.15. Each ERISA Group Person has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the best knowledge of the Company and each Subsidiary, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

     7.16.   [Intentionally Omitted]

     7.17.   Foreign Trade Regulations; Government Regulation; Margin Stock.
             --------------------------------------------------------------

             7.17.1.  Foreign Trade Regulations.  Neither the execution and
                      -------------------------
     delivery of this Agreement or any other Credit Document, nor the making by the Company of any borrowings hereunder, nor the guaranteeing of the Credit Obligations by any Guarantor, nor the securing of the Credit Obligations with the Credit Security, has constituted or resulted in or will constitute or result in the violation of any Foreign Trade Regulation.

             7.17.2.  Government Regulation.  Neither the Company nor any of its
                      ---------------------
     Subsidiaries, nor any Person controlling the Company or any of its Subsidiaries or under common control with the Company or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Company or any of its Subsidiaries of Financing Debt as contemplated by this Agreement and the other Credit Documents.

             7.17.3.  Margin Stock.  Neither the Company nor any of its
                      ------------
     Subsidiaries owns any Margin Stock.

     7.18.   Disclosure.  To the best knowledge of the Company and the
             ----------
Guarantors, neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, considered as a whole, not misleading in light of the circumstances under which they were made. No fact is actually known to the Company or any Guarantor which, so far as the Company or any Guarantor is aware, has resulted, or in the future (so far as the Company or any Guarantor can reasonably foresee) will result, or presents a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

     7.19.   Year 2000 Compliance.  The Company and its Subsidiaries have (i)
             --------------------
reviewed the areas within their business and operations which could be adversely affected by failure to become "Year 2000 Compliant" (that is, that computer applications, imbedded microchips and other systems used by the Company, its Subsidiaries or its material vendors, will be able properly to recognize and perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999); (ii) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner; and (iii) committed adequate resources to support its Year 2000 Plan. Based on such review and plan the Company and its Subsidiaries reasonably believe that they will become Year 2000 Compliant on a timely basis except to the extent that a failure to do so will not have a Material Adverse Effect.

8.   Defaults.
     --------

     8.1.    Events of Default.  The following events are referred to as "Events
             -----------------                                            ------
of Default":
----------

             8.1.1.   Payment.  The Company shall fail to make any payment in
                      -------
     respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Banking Days, or (b) any Credit Obligation with respect to payments made by any Letter of Credit Issuer under any Letter of Credit or any draft drawn thereunder within three Banking Days after demand therefor by such Letter of Credit Issuer or
     (c) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

             8.1.2.   Specified Covenants.  The Company or any of its
                      -------------------
     Subsidiaries shall fail to perform or observe any of the provisions of
     Section 6.2.5, 6.4.6, 6.5, 6.6, 6.7, 6.8, 6.11, 6.12 or 6.19.

             8.1.3    Other Covenants.  The Company, any of its Subsidiaries or
                      ---------------
     any other Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required

     Lenders within 30 days after the earlier of (a) notice thereof by the Agent to the Company or (b) a Financial Officer shall have actual knowledge thereof.

             8.1.4.   Representations and Warranties.  Any representation or
                      ------------------------------
     warranty of or with respect to the Company, any of its Subsidiaries or any other Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement or any other Credit Document shall be materially false on the date as of which it was made.

             8.1.5.   Cross Default, etc.
                      ------------------

             (a) The Company or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $3,000,000, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in the agreement or instrument governing such Financing Debt;

             (b) the Company or any of its Subsidiaries shall fail to perform or observe the terms of any agreement or instrument relating to such Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Financing Debt;

             (c) all or any part of such Financing Debt of the Company or any of its Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof) for any reason whatsoever;

             (d) any Lien on any property of the Company or any of its Subsidiaries securing any such Financing Debt shall be enforced by foreclosure or similar action; or

             (e) any holder of any such Financing Debt shall exercise any right of rescission or put right with respect thereto.

             8.1.6.   Ownership; Liquidation; etc.  Except as permitted by
                      ---------------------------
     Section 6.11:

             (a) The Company shall cease to own, directly or indirectly, all the capital stock of any Subsidiary which is a Wholly Owned Subsidiary on the date hereof or subsequently becomes a Wholly Owned Subsidiary;

             (b) any Person, together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, which is not now a beneficial owner of equity securities of the Company shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of 50% or more of either the voting stock or total equity capital of the Company;

             (c) a majority of the board of directors shall consist of individuals who were not on the date hereof members of such board, except to the extent that the new members were nominated by a majority of the directors serving on the date hereof; and

             (d) the Company or any of its Subsidiaries or any other Obligor shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

             8.1.7.   Enforceability, etc.  Any Credit Document shall cease for
                      -------------------
     any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect and such enforceability shall not be restored, or other provision therefor made, to the satisfaction of the Required Lenders within 30 days following such cessation; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

             8.1.8.  Judgments.  A final judgment (a) which, with other
                     ---------
     outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $1,000,000 in excess of applicable insurance coverage shall be rendered against the Company or any of its Subsidiaries, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if, (i) within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

             8.1.9.   ERISA.  Any "reportable event" (as defined in section 4043
                      -----
     of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan; or any ERISA Group Person shall fail to pay when due amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated.

             8.1.10.  Bankruptcy, etc.  The Company, any of its Subsidiaries or
                      ---------------
     any other Obligor shall:

             (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

             (b) (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 90 days after the date on which such petition is filed, or
     (ii) file an answer or other pleading within such 90-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

             (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

             (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

             (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

             8.1.11.  Subordinated Debentures.  There shall occur any "Event of
                      -----------------------
     Default" as defined in Section 11.1 of the Subordinated Debentures Agreement, or any of the Credit Obligations shall fail to be "Superior Indebtedness" within the meaning of Section 9(a) of the Subordinated Debentures Agreement.

             8.1.12.  Series A Convertible Preferred Stock.  There shall occur
                      ------------------------------------
     any "Fundamental Change" as defined in the provisions of the Charter of the Company which relate to the Series A Convertible Preferred Stock.

     8.2.    Certain Actions Following an Event of Default.  If any one or more
             ---------------------------------------------
Events of Default shall occur, then in each and every such case:

             8.2.1    Terminate Obligation to Extend Credit.  The Agent on
                      -------------------------------------
     behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Company.

             8.2.2.   Specific Performance; Exercise of Rights.  The Agent on
                      ----------------------------------------
     behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

             8.2.3.   Acceleration.  The Agent on behalf of the Lenders may (and
                      ------------
     upon written request of the Required Lenders the Agent shall) by notice in writing to the Company (a) declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and (b) require the Company immediately to deposit with the Agent in cash an amount equal to the then Letter of Credit Exposure (which cash shall be held and applied as provided in Section 4.5), and thereupon such unpaid balance or part thereof and such amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have
             --------  -------
     occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

             8.2.4.   Enforcement of Payment; Credit Security; Setoff.  The
                      -----------------------------------------------
     Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect, to cancel, or instruct other Letter of Credit Issuers to cancel, any outstanding Letters of Credit which permit the cancellation thereof and to realize upon any and all rights in the Credit Security. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

             8.2.5.   Cumulative Remedies.  To the extent not prohibited by
                      -------------------
     applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

     8.3.    Annulment of Defaults.  Once an Event of Default has occurred, such
             ---------------------
Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

     8.4.    Waivers.  To the extent that such waiver is not prohibited by the
             -------
provisions of applicable law that cannot be waived, each of the Company and the other Obligors waives:

             (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

             (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

             (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

             (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

9.   Guarantees.
     ----------

     9.1.    Guarantees of Credit Obligations.  Each Guarantor unconditionally
             --------------------------------
jointly and severally guarantees that the Credit Obligations will be performed and will be paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of the Credit Obligations shall not have been so paid in full when due and payable, each Guarantor will, immediately upon notice by the Agent or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Agent for the account of each Lender in accordance with the Lenders' respective Percentage Interests the amount of such Credit Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against any other Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

     9.2.    Continuing Obligation.  Each Guarantor acknowledges that the
             ---------------------
Lenders and the Agent have entered into this Agreement (and, to the extent that the Lenders or the Agent may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 9 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantors hereunder shall terminate when the commitment of the Lenders to extend credit under this Agreement shall have terminated and all of the Credit Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that:
                                                  --------  -------

             (a) if a claim is made upon the Lenders at any time for repayment or recovery of any amounts or any property received by the Lenders from any source on account of any of the Credit Obligations and the Lenders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Lenders) or

             (b) if the Lenders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim of which the Company has notice and an opportunity to comment, then the Guarantors shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Lenders become liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts or property had never been received by the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations. Not later than five days after receipt of notice from the Agent, the Guarantors shall jointly and severally pay to the Agent an amount equal to the amount of such repayment or return for which the Lenders have so become liable. Payments hereunder by a Guarantor may be required by the Agent on any number of occasions.

     9.3.    Waivers with Respect to Credit Obligations.  Except to the extent
             ------------------------------------------
expressly required by this Agreement or any other Credit Document, each Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

             (a) presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

             (b) notice of acceptance of this guarantee and notice that credit has been extended in reliance on the Guarantor's guarantee of the Credit Obligations;

             (c) notice of any Default or of any inability to enforce performance of the obligations of the Company or any other Person with respect to any Credit Document, or notice of any acceleration of maturity of any Credit Obligations;

             (d) demand for performance or observance of, and any enforcement of any provision of, the Credit Obligations, this Agreement or any other Credit Document or any pursuit or exhaustion of rights or remedies with respect to any Credit Security or against the Company or any other Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Agent or the Lenders in connection with any of the foregoing;

             (e) any act or omission on the part of the Agent or the Lenders which may impair or prejudice the rights of the Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Company or any other Person, or otherwise operate as a deemed release or discharge;

             (f) failure or delay to perfect or continue the perfection of any security interest in any Credit Security or any other action which harms or impairs the value of, or any failure to preserve or protect the value of, any Credit Security;

             (g) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

             (h) any "single action" or "anti-deficiency" law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against the Guarantor before or after the Agent's or the Lenders' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Agent or the Lenders;

             (i) all demands and notices of every kind with respect to the foregoing; and

             (j) to the extent not referred to above, all defenses (other than payment) which the Company may now or hereafter have to the payment of the Credit Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

Each Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 9.3.

     No delay or omission on the part of the Agent or the Lenders in exercising any right under this Agreement or any other Credit Document or under any guarantee of the Credit Obligations or with respect to the Credit Security shall operate as a waiver or relinquishment of such right. No action which the Agent or the Lenders or the Company may take or refrain from taking with respect to the Credit Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of the Guarantor hereunder. None of the Lenders' or the Agent's rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Agent or the Lenders may have or otherwise be charged with.

     9.4.    Lenders' Power to Waive, etc.  Each Guarantor grants to the
             ----------------------------
Lenders full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of the Guarantor under its guarantee hereunder:

             (a) To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, this Agreement, any other Credit Document, the Credit Security, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

             (b) To grant any extensions of the Credit Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Credit Obligations, whether or not rights against the Guarantor under this Agreement are reserved in connection therewith;

             (c) To take security in any form for the Credit Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property contained in the Credit Security whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Credit Obligations and to proceed against any of the Credit Security or such guarantees in any order;

             (d) To collect or liquidate or realize upon any of the Credit Obligations or the Credit Security in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations or the Credit Security; and

             (e) To extend credit under this Agreement, any other Credit Document or otherwise in such amount as the Lenders may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Obligors (financial or otherwise on an individual or Consolidated basis) may have deteriorated since the date hereof.

     9.5.    Information Regarding the Company, etc.  Each Guarantor has made
             --------------------------------------
such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor waives any obligation which may now or hereafter exist on the part of the Agent or the Lenders to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Each Guarantor expressly waives any duty which may now or hereafter exist on the part of the Agent or the Lenders to disclose to the Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Company or its Affiliates or their properties or management, whether now or hereafter known by the Agent or the Lenders. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company all information concerning this Agreement and all other Credit Documents and all other information as to the Company and its Affiliates or their properties or management as such Guarantor deems necessary or desirable.

     9.6.    Certain Guarantor Representations.  Each Guarantor represents that:
             ---------------------------------

             (a) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Company and its Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Lenders to enter into this Agreement and to extend credit to the Company by making the Guarantees contemplated by this Section 9,

             (b) the credit available hereunder will directly or indirectly inure to its benefit,

             (c) by virtue of the foregoing it is receiving at least reasonably equivalent value from the Lenders for its Guarantee,

             (d) it will not be rendered insolvent as a result of entering into this Agreement,

             (e) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured,

             (f) it has, and will have, access to adequate capital for the conduct of its business,

             (g) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature, and

             (h) it has been advised by the Agent that the Lenders are unwilling to enter into this Agreement unless the Guarantees contemplated by this
     Section 9 are given by it.

     9.7.    Subrogation.  Each Guarantor agrees that, until the Credit
             -----------
Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the other Obligors arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement. After the payment in full of the Credit Obligations, each Guarantor shall be entitled to exercise against the Company and the other Obligors all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

     9.8.    Subordination.  Each Guarantor covenants and agrees that, after the
             -------------
occurrence of an Event of Default, all Indebtedness, claims and liabilities then or thereafter owing by the Company or any other Obligor to such Guarantor whether arising hereunder or otherwise are subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.

     9.9.    Future Subsidiaries; Further Assurances.  The Company will from
             ---------------------------------------
time to time cause (a) any present Wholly Owned Subsidiary that is not a Guarantor within 30 days after notice from the Agent or (b) any future Wholly Owned Subsidiary within 30 days after any such Person becomes a Wholly Owned Subsidiary, to join this Agreement as a Guarantor pursuant to a joinder agreement in form and substance satisfactory to the Agent. Each Guarantor will, promptly upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Agent deems necessary or advisable to carry out the intent and purposes of this Section 9.

10.  Security.
     --------

     10.1.   Credit Security.  As security for the payment and performance of
             ---------------
the Credit Obligations, each Obligor mortgages, pledges and collaterally grants and assigns to the Agent for the benefit of the Lenders and the holders from time to time of any Credit Obligation, and creates a security interest in favor of the Agent for the benefit of the Lenders and such holders in, all of such Obligor's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 10.1.1 through 10.1.4 (subject, however, to Section 10.1.5), whether now owned or hereafter acquired, all of which shall be included in the term "Credit Security":
             ---------------

             10.1.1.  Pledged Stock.  (a) All shares of capital stock or other
                      -------------
     evidence of beneficial interest in any corporation, business trust or limited liability company, including without limitation of all shares of stock of each of TransMontaigne Transportation Services, Inc., TransMontaigne Product Services Inc., Bear Paw Energy Inc. and TransMontaigne Holding Inc. owned by the Company, all shares of stock of TransMontaigne Pipeline Inc. and TransMontaigne Terminaling Inc. owned by TransMontaigne Transportation Services Inc., all shares of stock of TransMontaigne Product Services Midwest Inc. owned by TransMontaigne Product Services Inc. and all shares of West Shore Pipe Line Company owned by TransMontaigne Pipeline Inc., (b) all limited partnership interests in any limited partnership, (c) all general partnership interests in any general partnership, (d) all joint venture interests in any joint venture and (e) all options, warrants and similar rights to acquire such capital stock or such interests. All such capital stock, interests, options, warrants and other rights are collectively referred to as the "Pledged Stock".
                         -------------

             10.1.2.  Pledged Rights.  All rights to receive profits or surplus
                      --------------
     of, or other Distributions (including income, return of capital and liquidating distributions) from, any corporation, business trust, limited liability company, partnership or joint venture, including any distributions by any such Person to partners or joint venturers. All such rights are collectively referred to as the "Pledged Rights".
                                                 --------------

             10.1.3.  Pledged Indebtedness.  All Indebtedness from time to time
                      --------------------
     owing to such Obligor from any Obligor or any Subsidiary of any Obligor (all such Indebtedness being referred to as the "Pledged Indebtedness").
                                                      --------------------

             10.1.4.  Proceeds and Products.  All proceeds, including insurance
                      ---------------------
     proceeds, and products of the items of Credit Security described or referred to in Sections 10.1.1 through 10.1.3 and, to the extent not included in the foregoing, all Distributions with respect to the Pledged Securities.

             10.1.5.  Excluded Property.  Notwithstanding Sections 10.1.1
                      -----------------
     through 10.1.4, the payment and performance of the Credit Obligations shall not be secured by:

             (a) any rights arising under, and any property, tangible or intangible, acquired under, any agreement which validly prohibits the creation by such Obligor of a security interest in such rights or property;

             (b) any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein; or

             (c) more than 66% of the outstanding stock or other equity in any foreign Subsidiary.

     10.2.   [Intentionally Omitted].

     10.3.   Representations, Warranties and Covenants with Respect to Credit
             ----------------------------------------------------------------
Security. Each Obligor represents, warrants and covenants that:
--------
             10.3.1.  Pledged Stock.  All shares of capital stock, limited
                      -------------
     partnership interests, membership interests, beneficial interests and similar securities included in the Pledged Stock are and shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable. Each Obligor will deliver to the Agent certificates representing any Pledged Stock represented by a certificate, accompanied by a stock transfer power executed in blank and, if the Agent so requests, with the signature guaranteed, all in form and manner satisfactory to the Agent. Pledged Stock that is not evidenced by a certificate will be registered in the Agent's name as pledgee on the issuer's records, all in form and substance satisfactory to the Agent. At any time after the occurrence of an Event of Default, the Agent may transfer into its name or the name of its nominee, as pledgee, any Pledged Securities. In the event the Pledged Stock includes any Margin Stock, the Obligors will furnish to the Lenders Federal Reserve Form U-1 and take such other action as the Agent may request to ensure compliance with applicable laws.

             10.3.2.  Pledged Indebtedness.  All Pledged Indebtedness owed by
                      --------------------
     any Affiliate of the Obligors shall be on open account and shall not be evidenced by any note or other instrument; provided, however, that all
                                                --------  -------
     Pledged Indebtedness owed by any Obligor shall, if the Agent requests, be evidenced by a promissory note, which note shall be delivered to the Agent after having been endorsed in blank. Each Obligor will, immediately upon the receipt thereof, deliver to the Agent any promissory note or similar instrument representing any Pledged Indebtedness, after having endorsed such promissory note or instrument in blank.

             10.3.3.  [Intentionally Omitted].

             10.3.4.  No Liens or Restrictions on Transfer or Change of Control.
                      ---------------------------------------------------------
     All Credit Security shall be free and clear of any Liens and restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts, except for Liens permitted by
     Section 6.8. Without limiting the generality of the foregoing, each Obligor will exclude from contracts to which it becomes a party after the date hereof (other than partnership and joint venture agreements) provisions that would prevent such Obligor from creating a security interest in such contract or any property acquired thereunder as contemplated hereby. None of the Pledged Stock is subject to any adverse claims, option to purchase or similar rights of any Person. Except with the written consent of the Agent, no Obligor is, and none of them will be, party to or bound by any agreement, instrument, deed or lease that restricts the change of control or ownership, or the creation of a security interest in the ownership, of the Company or any of its Subsidiaries (other than a Subsidiary which is a partnership).

             10.3.5.  [Intentionally Omitted].

             10.3.6.  Trade Names.  No Obligor will adopt or do business under
                      -----------
     any name other than its name or names designated in Exhibit 7.1 or any other name specified by notice actually received by the Agent not less than ten Banking Days prior to the conduct of business under such additional name. Since its incorporation, no Obligor has changed its corporate name or adopted or conducted business under any trade name other than a name specified on Exhibit 7.1.

             10.3.7.  [Intentionally Omitted].

             10.3.8.  Modifications to Credit Security.  Except with the prior
                      --------------------------------
     written consent of the Agent, no Obligor shall amend or modify, or waive any of its rights under or with respect to, any Pledged Securities if the effect of such amendment, modification or waiver would be to reduce the amount of any such items or to extend the time of payment thereof, to waive any default by any other party thereto, or to waive or impair any remedies of the Obligors or the Lenders under or with respect to any Pledged Securities, in each case other than consistent with past practice in the ordinary course of business and on an arm's-length basis. Each Obligor will promptly give the Agent written notice of any request by any Person for any credit or adjustment with respect to any Pledged Securities.

             10.3.9.  Delivery of Documents.  At the Agent's request, each
                      ---------------------
     Obligor shall deliver to the Agent, promptly upon such Obligor's receipt thereof, copies of any agreements, instruments, documents or invoices comprising or relating to the Credit Security. Pending such request, such Obligor shall keep such items at its chief executive office and principal place of business, which office and place of business shall be set forth in
     Exhibit 7.1, or at such other address as such Obliger may specify by notice actually received by the Agent not less than ten Banking Days prior to such change of address.

             10.3.10. Perfection of Credit Security.  Upon the Agent's request
                      -----------------------------
     from time to time, the Obligors will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including financing statements, collateral assignments of copyrights, trademarks and patents, mortgages or deeds of trust, and notations on certificates of title and will take all such other action, as the Agent deems advisable for confirming to it the Credit Security or to carry out any other purposes of this Agreement or any other Credit Document.

     10.4.   Administration of Credit Security.  The Credit Security shall be
             ---------------------------------
administered as follows; and if an Event of Default shall have occurred, Section
10.5 shall also apply.

             10.4.1.  Use of Credit Security.  Until the Agent provides written
                      ----------------------
     notice to the contrary, each Obligor may use, commingle and dispose of any part of the Credit Security in the ordinary course of its business, all subject to Section 6.11.

             10.4.1.  [Intentionally Omitted].

             10.4.3.  Pledged Securities.
                      ------------------

             (a)   Distributions.
                   -------------

                   (i) Until an Event of Default shall occur, the respective Obligors shall be entitled to receive all Distributions on or with respect to the Pledged Securities

             (other than Distributions constituting additional Pledged Securities). All Distributions constituting additional Pledged Securities will be retained by the Agent (or if received by any Obligor shall be held by such Person in trust and shall be immediately delivered by such Person to the Agent in the original form received, endorsed in blank) and held by the Agent as part of the Credit Security.

                   (ii) If an Event of Default shall have occurred, all
             Distributions on or with respect to the Pledged Securities shall be retained by the Agent (or if received by any Obligor shall be held by such Person in trust and shall be immediately delivered by it to the Agent in the original form received, endorsed in blank) and held by the Agent as part of the Credit Security or applied by the Agent to the payment of the Credit Obligations in accordance with
             Section 10.5.6.

             (b)   Voting.
                   ------

                   (i) Until an Event of Default shall occur, the respective Obligors shall be entitled to vote or consent or refrain from voting or consenting with respect to the Pledged Securities in any manner not inconsistent with the terms of any Credit Document, and the Agent will, if so requested, execute appropriate revocable proxies therefor.

                   (ii) If an Event of Default shall have occurred, if and to the extent that the Agent shall so notify in writing the Obligor pledging the Pledged Securities in question, only the Agent shall be entitled to vote or consent or take any other action with respect to the Pledged Securities (and any Obligor will, if so requested, execute or cause to be executed appropriate proxies therefor).

     10.5.   Right to Realize upon Credit Security.  Except to the extent
             -------------------------------------
prohibited by applicable law that cannot be waived, this Section 10.5 shall govern the Lenders' right to realize upon the Credit Security if any Event of Default shall have occurred. The provisions of this Section 10.5 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Credit Document. In the case of a conflict between this
Section 10.5 and any other Credit Document, this Section 10.5 shall govern.

             10.5.1.  Assembly of Credit Security; Receiver.  Each of the
                      -------------------------------------
     Obligors shall, upon the Agent's request, assemble the Credit Security and otherwise make it available to the Agent. The Agent may have a receiver appointed for all or any portion of the Obligor's assets or business which constitutes the Credit Security in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Credit Security in accordance with the terms of the Credit Documents, to continue the operations of the Obligors and to collect all revenues and profits therefrom to be applied to the payment of the Credit Obligations, including the compensation and expenses of such receiver.

             10.5.2.  General Authority.  To the extent specified in written
                      -----------------
     notice from the Agent to the Obligor in question, each Obligor grants the Agent full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of the Agent on behalf of the Lenders and the holders from time to time of any Credit Obligations, but at the Obligor's expense):

             (a) To ask for, demand, take, collect, sue for and receive all payments in respect of any Pledged Securities which the Obligor could otherwise ask for, demand, take, collect, sue for and receive for its own use.

             (b) To extend the time of payment of any Pledged Securities and to make any allowance or other adjustment with respect thereto.

             (c) To settle, compromise, prosecute or defend any action or proceeding with respect to any Pledged Securities and to enforce all rights and remedies thereunder which the Obligor could otherwise enforce.

             (d) To enforce the payment of any Pledged Securities, either in the name of the Obligor or in its own name, and to endorse the name of the Obligor on all checks, drafts, money orders and other instruments tendered to or received in payment of any Credit Security.

             (e) To notify the third party payor with respect to any Pledged Securities of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to the Agent; provided, however, that whether or not the Agent shall have so
            --------  -------
     notified such payor, the Obligors will at their expense render all reasonable assistance to the Agent in collecting such items and in enforcing claims thereon.

             (f) To sell, transfer, assign or otherwise deal in or with any Credit Security or the proceeds thereof, as fully as any Obligor otherwise could do.

             10.5.3.  Marshaling, etc.  Neither the Agent nor the Lenders shall
                      ---------------
     be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Obligor or any other guarantor, pledgor or any other Person with respect to the payment of the Credit Obligations or to pursue or exhaust any of their rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof. Neither the Agent nor the Lenders shall be required to marshal the Credit Security or any guarantee of the Credit Obligations or to resort to the Credit Security or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Credit Document shall be cumulative. To the extent it may lawfully do so, each of the Obligors absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or the Lenders, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Credit Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, each of the Obligors (a) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of the Agent or any Lender in the Credit Security, (b) waives all such laws, and (c) agrees that it will not invoke or raise as a defense to any enforcement by the Agent or any Lender of any rights and remedies relating to the Credit Security or the Credit Obligations any legal or contractual requirement with which the Agent or any Lender may have in good faith failed to comply. In addition, each of the Obligors waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Credit Security, including any such right which such Obligor would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

             10.5.4.  Sales of Credit Security.  All or any part of the Credit
                      ------------------------
     Security may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided,
                                                                      --------
     however, that unless the Credit Security to be sold threatens to decline
     -------
     speedily in value or is of a type customarily sold on a recognized market, the Agent shall give the Obligor granting the security interest in such Credit Security ten days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Obligors and the Lenders hereby agrees to be reasonable. At any sale or sales of Credit Security, any Lender or any of its respective officers acting on its behalf, or such Lender's assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the Credit Obligations owed to such Lender as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the respective Obligor, except for the proceeds of such sale or sales pursuant to Section 10.5.6. The Obligors acknowledge that any such sale will be made by the Agent on an "as is" basis with disclaimers of all warranties, whether express or implied. The respective Obligors will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action as the Agent shall request in connection with any such sale.

             10.5.5.  Sale Without Registration.  If, at any time when the
                      -------------------------
     Agent shall determine to exercise its rights hereunder to sell all or part of the securities included in the Credit Security, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Agent may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Agent may deem necessary or advisable in order that such sale may be effected in accordance with applicable securities laws without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event the Agent may, in its sole discretion, (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. Each of the Obligors agrees that such manner of disposition is commercially reasonable, that it will upon the Agent's request give any such purchaser access to such information regarding the issuer of the securities in question as the Agent may reasonably request and that the Agent and the Lenders shall not incur any responsibility for selling all or part of the securities included in the Credit Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). Each of the Obligors acknowledges that no adequate remedy at law exists for breach by it of this Section 10.5.5 and that such breach would not be adequately compensable in damages and therefore agrees that this Section 10.5.5 may be specifically enforced.

             10.5.6.  Application of Proceeds.  The proceeds of all sales and
                      -----------------------
     collections in respect of any Credit Security or other assets of any Obligor, all funds collected from the Obligors and any cash contained in the Credit Security, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

             First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Agent and the reasonable fees and expenses of its special counsel;

             Second, any surplus then remaining to the payment of the Credit Obligations (other than in respect of Interest Rate Protection Agreements) in such order and manner as the Agent may in its sole discretion determine; provided, however, that any such payment of Credit Obligations owed to all
     --------  -------
     Lenders shall be pro rata in accordance with the respective Percentage Interests of the Lenders;

             Third, any surplus then remaining to the payment of the Credit Obligations in respect of Interest Rate Protection Agreements with any Lender in such order and manner as the Agent may in its sole discretion determine; and

             Fourth, any surplus then remaining shall be paid to the Obligors, subject, however, to the rights of the holder of any then existing Lien of which the Agent has actual notice.

     10.6.   Custody of Credit Security.  Except as provided by applicable law
             --------------------------
that cannot be waived, the Agent will have no duty as to the custody and protection of the Credit Security, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Credit Security in its possession. The Lenders will not be liable or responsible for any loss or damage to any Credit Security, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Agent acting in good faith.

11.  Expenses; Indemnity.
     -------------------

     11.1.   Expenses.  Whether or not the transactions contemplated hereby
             --------
shall be consummated, the Company will pay:

             (a) all reasonable expenses of the Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agent) incurred on and prior to the Restatement Date in connection with the preparation and duplication of this Agreement and each other Credit Document, or in connection with any environmental audit or review reports or examinations by and reports of the Agent's commercial financial examiners (which expenses are estimated not to exceed $100,000, any increase of such estimate to require the consent, not to be unreasonably withheld, of the Company);

             (b) all reasonable expenses of the Agent (including the reasonable fees and disbursements of counsel to the Agent) in connection with amendments, waivers, consents and other operations under this Agreement or the Credit Documents;

             (c) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

             (d) all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses.

     11.2.   General Indemnity.  The Company shall indemnify the Lenders and
             -----------------
the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Company of Section 2.5. In addition, the Company shall indemnify each Lender, the Agent, each of the Lenders' or the Agent's directors, officers and employees, and each Person, if any, who controls any Lender or the Agent (each Lender, the Agent and each of such directors, officers, employees and control Persons is referred to as an "Indemnified Party") and hold each of
                                          -----------------
them harmless from and against any and all claims, damages, liabilities, losses and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor)
which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Company, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however,
                                                            --------  -------
that the foregoing indemnity shall not apply to litigation commenced by the Company against the Lenders or the Agent which seeks enforcement of any of the rights of the Company hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from a Lender's or the Agent's gross negligence or willful misconduct.

     11.3.   Indemnity With Respect to Letters of Credit.  The Company shall
             -------------------------------------------
indemnify each Letter of Credit Issuer and its correspondents and hold each of them harmless from and against any and all claims, losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees) arising from or in connection with any Letter of Credit, including any such claim, loss, liability, damage or expense arising out of any transfer, sale, delivery, surrender or endorsement of any invoice, bill of lading, warehouse receipt or other document at any time held by the Agent, any other Letter of Credit Issuer or held for their respective accounts by any of their correspondents, in connection with any Letter of Credit, except to the extent such claims, losses, liabilities, damages and expenses result from gross negligence or willful misconduct on the part of the Agent or any other Letter of Credit Issuer.

12.  Operations; Agent.
     -----------------

     12.1.   Interests in Credits.  The Percentage Interest of each Lender in
             --------------------
the Loan and the Letters of Credit, and the related Commitments, shall be computed based on the maximum principal amount for each Lender as set forth in the Register, as from time to time in effect. The current Percentage Interests are set forth in Exhibit 12.1, which may be updated by the Agent from time to time to conform to the Register.

     12.2.   Agent's Authority to Act, etc.  Each of the Lenders appoints and
             -----------------------------
authorizes BankBoston to act for the Lenders as the Lenders' Agent in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein. In acting hereunder, the Agent is acting for the account of BankBoston to the extent of its Percentage Interest and for the account of each other Lender to the extent of the Lenders' respective Percentage Interests, and all action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 8.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Agent.

     12.3.3  Company to Pay Agent, etc.  The Company and each Guarantor shall
             -------------------------
be fully protected in making all payments in respect of the Credit Obligations to the Agent, in relying upon consents, modifications and amendments executed by the Agent purportedly on the Lenders' behalf, and in dealing with the Agent as herein provided. The Agent may charge the accounts of the Company, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, any amounts paid by the Letter of Credit Issuers to third parties under Letters of Credit or drafts presented thereunder, facility fees, Letter of Credit fees and all other fees and amounts owing under any Credit Document.

     12.4.   Lender Operations for Advances, Letters of Credit, etc.
             ------------------------------------------------------

             12.4.1.  Advances.  On each Closing Date, each Lender shall
                      --------
     advance to the Agent in immediately available funds such Lender's Revolving Loan Percentage Interest or Term Loan Percentage Interest, as the case may be, in the portion of the Revolving Loan or the Term Loan, respectively, advanced on such Closing Date prior to 3:30 p.m. (Boston time). If such funds are not received at such time, but all applicable conditions set forth in Section 5 have been satisfied, each Lender authorizes and requests the Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Revolving Loan Percentage Interest or Term Loan Percentage Interest, as the case may be, in such portion of the Loan and agrees to reimburse the Agent in immediately available funds for the amount thereof prior to 4:30 p.m. (Boston time) on the day any portion of the Loan is advanced hereunder; provided, however, that the Agent is not
                                     --------  -------
     authorized to make any such advance for the account of any Lender who has previously notified the Agent in writing that such Lender will not be performing its obligations to make further advances hereunder; and

     provided, further, that the Agent shall be under no obligation to make any
     --------  -------
     such advance.

             12.4.2.  Letters of Credit.  Each of the Lenders authorizes and
                      -----------------
     requests each Letter of Credit Issuer to issue the Letters of Credit provided for in Section 2.4 and to grant each Lender a participation in each of such Letters of Credit in an amount equal to its Revolving Loan Percentage Interest in the amount of each such Letter of Credit. Promptly upon the request of the Letter of Credit Issuer, each Lender shall reimburse the Letter of Credit Issuer in immediately available funds for such Lender's Revolving Loan Percentage Interest in the amount of all obligations to third parties incurred by the Letter of Credit Issuer in respect of each Letter of Credit and each draft accepted under a Letter of Credit to the extent not reimbursed by the Company. The Letter of Credit Issuer will notify each Lender of the issuance of any Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Revolving Loan or was reimbursed by the Company.

             12.4.3.  Agent to Allocate Payments, etc.  All payments of
                      --------------------------------
     principal and interest in respect of the extensions of credit made pursuant to this Agreement, reimbursement of amounts paid by any Letter of Credit Issuer to third parties under Letters of Credit or drafts presented thereunder, facility fees, Letter of Credit fees and other fees under this Agreement shall, as a matter of convenience, be made by the Company and the Guarantors to the Agent in immediately available funds. The share of each Lender shall be credited to such Lender by the Agent in immediately available funds in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Revolving Loan Percentage Interests or Term Loan Percentage Interests, as applicable, in such Credit Obligations, except as otherwise provided in this Agreement. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

             12.4.4.  Delinquent Lenders; Nonperforming Lenders.  In the event
                      -----------------------------------------
     that any Lender fails to reimburse the Agent pursuant to Section 12.4.1 for the Revolving Loan Percentage Interest or Term Loan Percentage Interest of such lender (a "Delinquent Lender") in any credit advanced by the Agent
                     -----------------
     pursuant hereto, overdue amounts (the "Delinquent Payment") due from the
                                            ------------------
     Delinquent Lender to the Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% plus the
                                                                       ----
     Federal Funds Rate for any longer period. Such interest shall be payable to the Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Lender reimburses the Agent on account of the Delinquent Payment (to the extent not paid by the Company as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to
      ------------------
     below or otherwise. Upon notice by the Agent, the Company will pay to the Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Lender shall be deemed to have assigned to the Agent all interest, facility fees and other payments made by the Company under Section 3 that would have thereafter otherwise been payable under the Credit Documents to the Delinquent Lender. During any other period in which any Lender is not performing its obligations to extend credit under Section 2 (a "Nonperforming Lender"), the Nonperforming Lender shall be deemed to have
      --------------------
     assigned to each Lender that is not a Nonperforming Lender (a "Performing
                                                                    ----------
     Lender") all principal and other payments made by the Company under Section
     ------
     4 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. The Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Revolving Loan Percentage Interest or Term Loan Percentage Interest, as applicable, of such Performing Lender in an amount equal to the Revolving Loan Percentage Interest or Term Loan Percentage Interest of such Performing Lender divided by one minus the Revolving Loan Percentage Interest or Term
                           -----
     Loan Percentage Interest of the Nonperforming Lender until the respective portions of the Revolving Loan or the Term Loan, as applicable, owed to all the Lenders are the same as the Revolving Loan Percentage Interest or Term Loan Percentage Interests, respectively, of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under
     Section 2. The foregoing provisions shall be in addition to any other remedies the Agent, the Performing Lenders or the Company may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment or against the Nonperforming Lender as a result of its failure to perform its obligations under Section 2.

     12.5.   Sharing of Payments, etc.  Each Lender agrees that (a) if by
             -------------------------
exercising any right of set-off or counterclaim or otherwise, it shall receive payment of (i) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loan and Letter of Credit Exposure which is greater than (ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in the Loan and Letter of Credit Exposure and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loan and Letter of Credit Exposure held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan and Letter of Credit Exposure held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; provided, however, that this Section 12.5 shall not impair the right of any
--------  -------
Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan and Letter of Credit Exposure; provided, further, that such application may be
                           --------  -------
affected by Section 4.05 of the Intercreditor Agreement. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 12.5. The provisions of this Section
12.5 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

     12.6.   Amendments, Consents, Waivers, etc.  Except as otherwise set forth
             ----------------------------------
herein, the Agent may (and upon the written request of the Required Lenders the Agent shall) take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document (other than an Interest Rate Protection Agreement) or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:
                                                  --------  -------

             (a) Except as provided below, without the written consent of the Required Lenders, no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Credit Documents (other than an Interest Rate Protection Agreement) shall be made.

             (b) Without the written consent of such Lenders as own 100% of the Percentage Interests (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below):

                 (i) No reduction shall be made in (A) the amount of principal of the Loan or reimbursement obligations for payments made under Letters of Credit, (B) the interest rate on the Loan or
             (C) the Letter of Credit fees (except those owed solely to the Letter of Credit Issuer, which may be reduced by agreement solely between the Company and the Letter of Credit Issuer) or facility fees.

                 (ii) No change shall be made in the stated time of payment (or any required prepayment, including without limitation any contingent mandatory prepayment, in the event that any contingent mandatory prepayment requirement shall have been incorporated into this Agreement by amendment, without in any way obligating the Company or any other party to agree to any such amendment) of all or any portion of the Loan or interest thereon or reimbursement of payments made under Letters of Credit or fees relating to any of the foregoing or in the allocation of such payments provided pursuant to Section 12.4.3 of this Agreement, and no waiver shall be made of any Default under Section 8.1.1.

                 (iii) No alteration shall be made of the Lenders' rights of set-off contained in Section 8.2.4.

                 (iv) No release of any Credit Security or of any Guarantor shall be made (except that the Agent may release particular items of Credit Security or particular Guarantors in dispositions permitted by Section 6.11 and may release all Credit Security pursuant to Section 18 upon payment in full of the Credit Obligations and termination of the Commitments without the written consent of the Lenders).

                 (v) No amendment to or modification of this Section 12.6(b) or of Section 12.6(c) shall be made.

             (c) No increase shall be made in the amount of any Commitment of any Lender, and no extension shall be made of the term of any Commitment of any Lender, unless such increase or extension, respectively, shall have received the prior written consent of such Lender.

     12.7.   Agent's Resignation.  The Agent may resign at any time by giving at
             -------------------
least 60 days' prior written notice of its intention to do so to each other of the Lenders and the Company and upon the appointment by the Required Lenders of a successor Agent satisfactory to the Company. If no successor Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may with the consent of the Company, which shall not be unreasonably withheld, appoint a successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; provided,
                                                                --------
however, that any successor Agent appointed under this sentence may be removed
-------
upon the written request of the Required Lenders, which request shall also appoint a successor Agent satisfactory to the Company. Upon the appointment of a new Agent hereunder, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any successor Agent, the provisions of this Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     12.8.   Concerning the Agent.
             --------------------

             12.8.1.  Action in Good Faith, etc.  The Agent and its officers,
                      -------------------------
     directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the required holders of Credit Obligations as provided in this Agreement.

             12.8.2.  No Implied Duties, etc.  The Agent shall have and may
                      ----------------------
     exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent. Before taking any action under this Agreement or any other Credit Document, the Agent may request an appropriate specific indemnity satisfactory to it from each Lender in addition to the general indemnity provided for in Section 12.11. Until the Agent has received such specific indemnity, the Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Credit Document. Each Lender confirms that the Agent does not have a fiduciary relationship to it under the Credit Documents. Each of the Company and its Subsidiaries party hereto confirms that neither the Agent nor any other Lender has a fiduciary relationship to it under the Credit Documents.

             12.8.3.  Validity, etc.  The Agent shall not be responsible to any
                      -------------
     Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document, (c) for the existence or value of any assets included in any security for the Credit Obligations, (d) for the effectiveness of any Lien purported to be included in the Credit Security, (e) for the specification or failure to specify any particular assets to be included in the Credit

     Security, or (f) unless the Agent shall have failed to comply with Section 12.8.1, for the perfection of the security interests in the Credit Security.

             12.8.4.  Compliance.  The Agent shall not be obligated to
                      ----------
     ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agent shall be fully protected in relying on a certificate of the Company as to the fulfillment by the Company of any conditions to such extension of credit.

             12.8.5.  Employment of Agents and Counsel.  The Agent may execute
                      --------------------------------
     any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, the Company or any other Obligor for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent acting in good faith. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

             12.8.6.  Reliance on Documents and Counsel.  The Agent shall be
                      ---------------------------------
     entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Agent.

             12.8.7.  Agent's Reimbursement.  Each of the Lenders severally
                      ---------------------
     agrees to reimburse the Agent, in the amount of such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Company or the Guarantors (without limiting the obligation of the Company or the Guarantors to make such reimbursement): (a) for which the Agent is entitled to reimbursement by the Company or the Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document.

             12.8.8.  Agent's Fees. The Company shall pay to the Agent for its
                      ------------
     own account an agent's fee in the amounts separately agreed to from time to time by the Company and the Agent.

     12.9.   Rights as a Lender.  With respect to any credit extended by it
             ------------------
hereunder, BankBoston shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, BankBoston shall be treated in its individual capacity as though it were not the Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of BankBoston shall be included in any computations of Percentage Interests. BankBoston and its Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Company, any of its Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Company, any of its Subsidiaries or any Affiliate of any of them, all as if BankBoston were not the Agent and without any duty to account therefor to the other Lenders.

     12.10.  Independent Credit Decision.  Each of the Lenders acknowledges
             ---------------------------
that it has independently and without reliance upon the Agent, based on the financial statements and other documents referred to in Section 7.2, on the other representations and warranties contained herein and on such other information with respect to the Company and its Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agent that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agent under this Agreement or any other Credit Document, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Company or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     12.11.  Indemnification.  The holders of the Credit Obligations shall
             ---------------
indemnify the Agent and its officers, directors, employees and agents (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not
                           --------- -------
extend to actions or omissions which are taken by the Agent with gross negligence or willful misconduct.

13.  Successors and Assigns; Lender Assignments and Participations.  Any
     -------------------------------------------------------------
reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company, the Guarantors, the Agent or the Lenders that are contained in this Agreement or any other Credit Documents shall bind and inure to the benefit of their respective successors and assigns; provided, however,
--------  -------
that (a) the Company and its Subsidiaries may not assign their rights or obligations under this Agreement except for mergers or liquidations permitted by
Section 6.11, and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the Loan hereunder except as set forth below in this Section 13.

     13.1.   Assignments by Lenders.
             ----------------------

             13.1.1.  Assignees and Assignment Procedures.  Each Lender may (a)
                      -----------------------------------
     without the consent of the Agent or the Company if the proposed assignee is already a Lender hereunder or an Affiliate of the assigning Lender, or (b) otherwise with the consents of the Agent and (so long as no Event of Default exists) the Company (which consents will not be unreasonably withheld), in compliance with applicable laws in connection with such assignment, assign to one or more Eligible Assignees (each, an "Assignee")
                                                                     --------
     all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion, which need not be pro rata between the Loan and the Letter of Credit Exposure, of its Commitment, the portion of the Loan and Letter of Credit Exposure at the time owing to it and the Notes held by it, but excluding its rights and obligations as a Letter of Credit Issuer; provided, however, that:
                                               --------  -------

                      (i) the aggregate amount of the Commitment of the assigning Lender subject to each such assignment (A) to any Assignee other than another Lender or (B) to any group of Assignees the members of which are Affiliates of one another and which does not include an existing Lender (determined in each case as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be not less than $5,000,000; provided, however, that in the case of an assignment to an Affiliate of the assigning Lender the amount assigned may be less than $5,000,000; and

                      (ii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance (the "Assignment
                                                                     ----------
             and Acceptance") substantially in the form of Exhibit 13.1.1,
             --------------
             together with the Note subject to such assignment and a processing and recordation fee of $3,500 payable to the Agent by the assigning Lender.

     Upon acceptance and recording pursuant to Section 13.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Agent):

             (1) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

             (2) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an

                 Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.5, 3.6, 3.7, 3.8 and 11, as well as to any fees accrued for its account hereunder and not yet paid).

             13.1.1A.  Assignment Among Lenders.  Notwithstanding the provisions
                       ------------------------
     of Section 13.1.1, in the event that the debt obligations of any Lender shall be rated less than "A3" by Moody's or less than "A-" by S&P, each other Lender party hereto or any two or more of them acting together shall be entitled on ten Business Days' prior written notice to the Agent, the Company, and such Lender to purchase the interest of such Lender hereunder in the Commitments relating to the Revolving Loan, in whole and not in part, at a purchase price equal to the outstanding principal amount of such Lender's Percentage Interest in the Revolving Loans advanced hereunder and its share of Letter of Credit Exposure plus accrued and unpaid interest thereon to the purchase date, together with any fees or other amounts that may be owing to such Lender hereunder, including without limitation additional interest with respect to such Lender's Percentage Interest in any Eurodollar Rate Loan included in such Revolving Loans, calculated as provided in Section 3.2.4. Such transfer shall be effected by the execution and delivery of an Assignment and Acceptance.

             13.1.2.   Terms of Assignment and Acceptance.  By executing and
                       ----------------------------------
     delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

             (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

             (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

             (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

             (d) such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

             (e) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

             (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

             13.1.3.  Register.  The Agent shall maintain at the Boston Office
                      --------
     a register (the "Register") for the recordation of (a) the names and
                      --------
     addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 13.1.1, (b) the Percentage Interest of each such Lender as set forth in Section 12.1 and
     (c) the amount of the Loan and Letter of Credit Exposure owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Company, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. In maintaining the Register as provided in this Section 13.1.3, and for no other purpose of this Agreement, the Agent shall be acting solely as agent of the Company and not of the Lenders.

             13.1.4.  Acceptance of Assignment and Assumption.  Upon its
                      ---------------------------------------
     receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Note subject to such assignment, and the processing and recordation fee referred to in Section 13.1.1, the Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Company. Within five Banking Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, and shall be dated the date of the surrendered Note which it replaces.

             13.1.5.  Federal Reserve Bank.  Notwithstanding the foregoing
                      --------------------
     provisions of this Section 13, any Lender may at any time pledge or assign all or any portion of such

     Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment
                           --------  -------
     shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

             13.1.6.  Further Assurances.  The Company and its Subsidiaries
                      ------------------
     shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

     13.2.   Credit Participants.  Each Lender may, in compliance with
             -------------------
applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions (each a "Credit Participant")
                                                          ------------------
participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loan and Letter of Credit Exposure owing to it and the Note held by it); provided, however, that:
                  --------  -------

             (a) such Lender's obligations under this Agreement shall remain unchanged;

             (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

             (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4, 3.5, 3.6, 3.7, 3.8 and 11, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

             (d) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right as one of the Lenders to vote with respect to the enforcement of the obligations of the Company relating to the Loan and Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers described in clause (b) of the proviso to Section 12.6).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to Section 12.5 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

     13.3.  Replacement of Lender.  In the event that any Lender or, to the
            ---------------------
extent applicable, any Credit Participant (the "Affected Lender"):
                                                ---------------

             (a) fails to perform its obligations to fund any portion of the Loan or to issue any Letter of Credit on any Closing Date when required to do so by the terms of the Credit Documents;

             (b) demands payment under the Reserve provisions of Section 3.5, the Tax provisions of Section 3.6, the capital adequacy provisions of
     Section 3.7 or the regulatory change provisions in Section 3.8 in an amount the Company deems materially in excess of the amounts with respect thereto demanded by the other Lenders; or

             (c) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of 100% of the Percentage Interests under Section 12.6(b) that is consented to by the other Lenders;

then, so long as no Event of Default exists, the Company shall have the right to seek a replacement lender which is reasonably satisfactory to the Agent (the "Replacement Lender"). The Replacement Lender shall purchase the interests of
 ------------------
the Affected Lender in the Loan, Letters of Credit and its Commitment and shall assume the obligations of the Affected Lender hereunder and under the other Credit Documents upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed between it and the Affected Lender (or, if they are unable to agree, a purchase price in the amount of the Affected Lender's Percentage Interest in the Loan and Letter of Credit Exposure, or appropriate credit support for contingent amounts included therein, and all other outstanding Credit Obligations then owed to the Affected Lender). Such assignment by the Affected Lender shall be deemed an early termination of any Eurodollar Pricing Option to the extent of the Affected Lender's portion thereof, and the Company will pay to the Affected Lender any resulting amounts due under Section 3.2.4. Upon consummation of such assignment, the Replacement Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Agreement and the other Credit Documents with a Percentage Interest equal to the Percentage Interest of the Affected Lender, the Affected Lender shall be released from its obligations hereunder and under the other Credit Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Company, the Agent and the Affected Lender shall make appropriate arrangements so that a new Revolving
Note is issued to the Replacement Lender if it has acquired a portion of the Revolving Loan. The Company and the Guarantors shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Credit Documents.
Until the consummation of an assignment in accordance with the foregoing provisions of this Section 13.3, the Company shall continue to pay to the Affected Lender any Credit Obligations as they become due and payable.

14.  Confidentiality.  Each Lender will make no disclosure of confidential
     ---------------
information furnished to it directly or indirectly by the Company or any of its Subsidiaries unless such information shall have become public, except:

             (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document;

             (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

             (c) to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the
     --------  -------
     restrictions set forth in this Section 14 with respect to such information;

             (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential;

             (e) to the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Lender;

             (f) in the case of any Lender holding Indebtedness issued under the Master Shelf Agreement, any disclosure that is not prohibited under the Master Shelf Agreement; and

             (g) with the prior written consent of the Company, to any other Person.

15.  Foreign Lenders.  If any Lender is not incorporated or organized under the
     ---------------
laws of the United States of America or a state thereof, such Lender shall deliver to the Company and the Agent the following:

             (a) Two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor form, as the case may be, certifying in each case that such Person is entitled to receive payments under this Agreement, the Notes and reimbursement obligations under Letters of Credit payable to it, without deduction or withholding of any United States federal income taxes; provided, however, that in the case of such a Lender claiming exemption from United States withholding tax under section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent version thereof or successor thereto (and, if such Lender delivers a Form W-8, a certificate representing that such Lender is not a bank for purposes of section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of section 864(d)(4) of the Code)), properly completed and duly executed by such Lender claiming complete exemption from United States withholding tax on payments of interest by the Company under this Agreement; and

             (b) A duly completed Internal Revenue Service Form W-8 or W-9 or successor form, as the case may be, to establish an exemption from United States backup withholding tax.

     Each such Lender that delivers to the Company and the Agent a Form 1001, 4224, W-8 and/or W-9 pursuant to this Section 15 further undertakes to deliver to the Company and the Agent two further copies of such Form, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company and the Agent. Such Forms 1001 or 4224 shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. The foregoing documents need not be delivered in the event any change in treaty, law or regulation or official interpretation thereof has occurred which renders all such forms inapplicable or which would prevent such Lender from delivering any such form with respect to it, or such Lender advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Until such time as the Company and the Agent have received such forms indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company shall withhold taxes from such payments at the applicable statutory rate without regard to Section 3.6.

16.  Notices.  Except as otherwise specified in this Agreement, any notice
     -------
required to be given pursuant to this Agreement shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if actually delivered in fully legible form to such address (evidenced in the case of a telex, telecopy or similar teletransmission by receipt of the correct answerback).

     If to the Company or any of its Subsidiaries, to it at its address set forth in Exhibit 7.1 (as supplemented pursuant to Sections 6.4.1 and 6.4.2), to the attention of the chief financial officer.

     If to any Lender or the Agent, to it at its address set forth on the signature pages of this Agreement or in the Register, with a copy to the Agent.

17.  Course of Dealing; Amendments and Waivers.  No course of dealing between
     -----------------------------------------
any Lender or the Agent, on one hand, and the Company or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Company and the Guarantors acknowledges that if the Lenders or the Agent, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, the Company or any other Obligor, the Lenders and the Agent shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any Lender of the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

18.  Defeasance.  When all Credit Obligations have been paid and all Letters of
     ----------
Credit terminated and returned to the Letter of Credit Issuer or cash collateralized in a manner satisfactory to the Lenders, and if at the time no Lender continues to be committed to extend any credit to the Company hereunder or under any other Credit Document, this Agreement shall terminate and, at the Company's written request, accompanied by such certificates and other items as the Agent shall reasonably deem necessary, the Credit Security shall revert to the Obligors and the right, title and interest of the Lenders therein shall terminate. Thereupon, on the Obligor's demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Obligors any Credit Security then in its possession; provided, however, that Sections 3.2.4, 3.5,
                                 --------  -------
3.6, 3.7, 3.8, 11, 12.8.7, 12.11, 14, 19 and 20 shall survive the termination of this Agreement.

19.  Venue; Service of Process.  Each of the Company and the other Obligors:
     -------------------------

             (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

             (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Company and the other Obligors consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 16 is reasonably calculated to give actual notice.

20.  WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT
     --------------------
CANNOT BE WAIVED, EACH OF THE COMPANY, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE COMPANY OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the other Obligors acknowledges that it has been informed by the Agent that the provisions of this Section 20 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 20 with its counsel. Any Lender, the Agent, the Company or any other Obligor may file an original counterpart or a copy of this
Section 20 with any court as written evidence of the consent of the Company, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

21.  General.  All covenants, agreements, representations and warranties made in
     -------
this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral; provided, however, that the terms of the Commitment Letter dated June 4, 1999 among the Company, BankBoston and BancBoston Robertson Stephens Inc. shall survive with respect to all provisions of such Commitment Letter and the term sheet attached thereto which relate to the syndication of the Credit Obligations. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts, except as may be required by the UCC with respect to matters involving the perfection of the Agent's Lien on the Credit Security.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                    TRANSMONTAIGNE INC.


                                    By /s/ Richard E. Gathright
                                       -----------------------------------------
                                       Richard E. Gathright, President

                                    TRANSMONTAIGNE PRODUCT SERVICES INC.
                                    TRANSMONTAIGNE PRODUCT SERVICES
                                       MIDWEST INC.
                                    TRANSMONTAIGNE TRANSPORTATION
                                       SERVICES INC.
                                    TRANSMONTAIGNE PIPELINE INC.
                                    TRANSMONTAIGNE TERMINALING INC.
                                    BEAR PAW ENERGY INC.


                                    By /s/ Richard E. Gathright
                                       -----------------------------------------
                                       Richard E. Gathright, Chief Executive
                                       Officer of each of the foregoing
                                       corporations

                                    BANKBOSTON, N.A.,
                                       for Itself and as Agent and on Behalf of the Required Lenders Under the Existing Credit Agreement


                                    By /s/ Terrance Ronan
                                       -----------------------------------------
                                       Authorized Officer

                                    BankBoston, N.A.
                                       Energy and Utilities Division
                                       100 Federal Street
                                       Boston, Massachusetts  02110
                                       Telecopy:  (617) 434-3652

                              NATIONSBANK, N.A., for Itself and
                                 as Documentation Agent

                              By /s/ David Rubenking
                                 ---------------------------------
                                 Authorized Officer: David Rubenking

                              FIRST UNION NATIONAL BANK, for Itself
                                 and as Syndication Agent


                              By /s/ Robert R. Wetteroff
                                 -----------------------
                                 Authorized Officer: Robert R. Wetteroff
                                 Senior Vice President

                    THE FIRST NATIONAL BANK OF CHICAGO


                    By /s/ Joseph C. Giampetroni
                       -------------------------
                       Authorized Officer: Joseph C. Giampetroni
                       Vice President

                              U.S. BANK NATIONAL ASSOCIATION


                              By /s/ Kathryn Gaiter
                                 ---------------------------------------
                                 Authorized Officer: Kathryn Gaiter

                         UNION BANK OF CALIFORNIA, N.A.


                         By /s/ Gary Shekerjian
                            ----------------------------------
                            Authorized Officer: Gary Shekerjian
                            Assistant Vice President

                         CIBC INC.


                         By /s/ Roger Colden
                            ------------------------------
                            Authorized Officer:

                         BANK OF MONTREAL


                         By /s/ Mary Lee Latta
                            --------------------------------------
                            Authorized Officer: Mary Lee Latta

                         THE PRUDENTIAL INSURANCE COMPANY
                            OF AMERICA


                         By /s/ Ric E. Abel
                            -----------------------------------
                            Authorized Officer: Ric E. Abel

                    BANK AUSTRIA CREDITANSTALT CORPORATE
                       FINANCE, INC.

                    By /s/ John G. Taylor
                       ----------------------------------------
                       Authorized Officer: John G. Taylor
                       Vice President

                    By /s/ Robert M. Biringer
                       ----------------------------------------
                       Authorized Officer: Robert M. Biringer
                       Executive Vice President

                         HIBERNIA NATIONAL BANK


                         By /s/ David R. Reid
                            --------------------------------
                            Authorized Officer:

                    THE TRAVELERS INSURANCE COMPANY


                    By /s/ Robert M. Mills
                       -------------------------------------
                       Authorized Officer: Robert M. Mills
                       Investment Officer


                    TRAVELERS CORPORATE LOAN FUND INC.

                    By: Travelers Asset Management International Corporation

                    By /s/ Robert M. Mills
                       -------------------------------------
                       Authorized Officer: Robert M. Mills
                       Investment Officer

                         TORONTO DOMINION (NEW YORK), INC.


                         By /s/ Jorge A. Garcia
                            ------------------------------------
                            Authorized Officer: Jorge A. Garcia
                            Vice President

                              UMB Bank


                              By /s/ Mariner Kemper
                                 ---------------------
                                 Authorized Officer: